                                 JOSTENS, INC.
                         401(k) RETIREMENT SAVINGS PLAN
                                 Working Copy
           Incorporating First and Second Declarations of Amendment

























                            As Amended Effective Generally as of January 1, 1993

                                 JOSTENS, INC.
                        401(k) RETIREMENT SAVINGS PLAN

                               Table of Contents
                               -----------------

ARTICLE 1   Description and Purpose.........................................   1

            1.1. Plan Name..................................................   1
            1.2. Plan Description...........................................   1
            1.3. Plan Background............................................   1
            1.4. Plan Purposes..............................................   2

ARTICLE 2   Eligibility.....................................................   3

            2.1. Eligibility Requirements...................................   3
            2.2. Transfer Among Participating Employers.....................   3
            2.3. Multiple Employment........................................   3
            2.4. Loss of Qualified Employee Status..........................   3
            2.5. Condition of Participation.................................   4
            2.6. Termination of Participation...............................   4

ARTICLE 3   Contributions...................................................   5

            3.1. Tax Deferred Contributions.................................   5
            3.2. Matching Contributions.....................................   6
            3.3. Voluntary Contributions....................................   7
            3.4. Rollovers and Transfers....................................   9
            3.5. Corrective Contributions...................................   9

ARTICLE 4   Accounts and Valuations.........................................  10

            4.1. Establishment of Accounts..................................  10
            4.2. Valuation and Account Adjustment...........................  10
            4.3. Allocations Do Not Create Rights...........................  11

ARTICLE 5   Participant Investment Direction................................  12

            5.1. Establishment of Investment Funds..........................  12
            5.2. Contribution Investment Directions.........................  12
            5.3. Transfer Among Investment Funds............................  13
            5.4. Investment of Matching Accounts in Jostens Stock...........  13
            5.5. Investment Direction Responsibility Resides With
                   Participants.............................................  14
            5.6. Beneficiaries and Alternate Payees.........................  14

ARTICLE 6   Withdrawals During Employment and Loans.........................  15

            6.1. Hardship Withdrawals.......................................  15

            6.2. Withdrawals After Attainment of Age 59-1/2.................  16
            6.3. Withdrawals from Voluntary Account.........................  17
            6.4. Withdrawals from Rollover Account..........................  17
            6.5. Rules for Withdrawals......................................  17
            6.6. Plan Loans.................................................  17

ARTICLE 7   Vesting.........................................................  20

            7.1. Full and Immediate Vesting.................................  22

ARTICLE 8   Distributions After Termination.................................  21

            8.1. Form and Time of Distribution..............................  21
            8.2. Beneficiary Designation....................................  24
            8.3. Assignment, Alienation of Benefits.........................  25
            8.4. Payment in Event of Incapacity.............................  25
            8.5. Payment Satisfies Claims...................................  26
            8.6. Disposition if Distributee Cannot be Located...............  26
            8.7. Transfers to Other Plans or Individual Retirement
                   Arrangements.............................................  26

ARTICLE 9   Contribution Limitations........................................  28

            9.1. Tax Deferred Contribution Dollar Limitation................  28
            9.2. Actual Deferral Percentage Limitations.....................  28
            9.3. Actual Contribution Percentage Limitations.................  31
            9.4. Multiple Use Limitation....................................  33
            9.5. Earnings on Excess Contributions...........................  34
            9.6. Aggregate Defined Contribution Limitations.................  34
            9.7. Aggregate Defined Contribution/Defined Benefit Limitations.  36
            9.8. Committee's Discretion.....................................  37

ARTICLE 10  Amendment and Termination.......................................  38

            10.1. Adoption by Affiliated Organizations......................  38
            10.2. Authority to Amend and Procedure..........................  38
            10.3. Authority to Terminate and Procedure......................  39
            10.4. Distribution Following Termination, Partial Termination or
                    Discontinuance of Contributions.........................  39

ARTICLE 11  Definitions, Construction and Interpretations...................  40

            11.1. Account...................................................  40
            11.2. Affiliated Organization...................................  40
            11.3. Beneficiary...............................................  40
            11.4. Board.....................................................  40
            11.5. Code......................................................  41
            11.6. Committee.................................................  41
            11.7. Company...................................................  41


            11.8.  Consent of Spouse........................................  41
            11.9.  Disabled.................................................  41
            11.10. Eligible Earnings........................................  41
            11.11. Employee.................................................  42
            11.12. Fund.....................................................  42
            11.13. Governing Law............................................  42
            11.14. Headings.................................................  42
            11.15. Highly Compensated Employee..............................  43
            11.16. Hour of Service..........................................  44
            11.17. IRA Tax Deductible Account...............................  44
            11.18. Jostens Stock............................................  44
            11.19. Matching Account.........................................  44
            11.20. Matching Contributions...................................  45
            11.21. Number and Gender........................................  45
            11.22. Participant..............................................  45
            11.23. Participating Employer...................................  45
            11.24. Plan.....................................................  45
            11.25. Plan Rule................................................  45
            11.26. Plan Year................................................  45
            11.27. Qualified Employee.......................................  45
            11.28. Rollover Account.........................................  46
            11.29. Section 415 Wages........................................  46
            11.30. Tax Deferred Account.....................................  46
            11.31. Tax Deferred Contributions...............................  46
            11.32. Termination of Employment................................  46
            11.33. Testing Wages............................................  47
            11.34. Treasury Regulations.....................................  48
            11.35. Trust....................................................  48
            11.36. Trustee..................................................  48
            11.37. Voluntary Account........................................  48
            11.38. Voluntary Contributions..................................  48

ARTICLE 12  Administration of Plan..........................................  49

            12.1.  Benefits Committee, Named Fiduciary......................  49
            12.2.  Plan Rules...............................................  49
            12.3.  Discretionary Actions....................................  49
            12.4.  Compensation.............................................  50
            12.5.  Professional Assistance..................................  50
            12.6.  Payment of Administrative Costs..........................  50
            12.7.  Indemnification..........................................  50
            12.8.  Benefit Claim Procedure..................................  50
            12.9.  Disputes.................................................  51
            12.10. Correction of Errors.....................................  51



ARTICLE 13  Miscellaneous...................................................  52

            13.1. Merger, Consolidation, Transfer of Assets.................  52
            13.2. Limited Reversion of Fund.................................  52
            13.3. Top-Heavy Provisions......................................  53
            13.4. No Employment Rights Created..............................  56

                                 JOSTENS, INC.
                        401(k) RETIREMENT SAVINGS PLAN

                                    ARTICLE
                                      1.
                            DESCRIPTION AND PURPOSE
                            -----------------------

1.1. Plan Name.

     The name of the Plan is the "Jostens, Inc. 401(k) Retirement Savings Plan."

1.2. Plan Description.

     The Plan is a profit sharing plan providing for Tax Deferred Contributions pursuant to a salary reduction cash or deferred arrangement, Matching Contributions by Participating Employers and Voluntary Contributions by participating Employees. The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m). Notwithstanding the designation of the Plan as a profit sharing plan, a Participating Employer may make contributions to the Plan even though the Participating Employer has no current or accumulated earnings and profits.

1.3. Plan Background.

     A. The Plan was originally established prior to 1955. Effective as of December 15, 1955, Josten Manufacturing Company, the predecessor of the Company, entered into a Revised Employees' Profit Sharing Trust Agreement, to evidence the provisions of the Plan then in effect. Effective as of June 30, 1961, the Plan was amended and restated in the manner set forth in the instrument entitled "Jostens, Inc. 1961 Revised Employees' Profit Sharing Trust Agreement."

     B. Effective as of July 1, 1976, the Plan was amended and restated to meet the requirements of the Employee Retirement Income Security Act of 1974 and the name of the Plan was changed to the "Jostens Thrift Savings Profit Sharing Plan." Effective as of July 1, 1983, the Plan was amended and restated to reflect the addition of a cash or deferred arrangement and the name of the Plan was changed to the "Jostens, Inc. Security Savings Profit Sharing Plan." Effective generally as of July 1, 1985, the Plan was amended and restated to conform with the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. Effective generally as of July 1, 1989, the Plan was amended and restated for the purpose of meeting the requirements of the Tax Reform Act of 1986, the Technical and Miscellaneous Revenue Act of 1988 and other applicable law and the name of the Plan was changed to the "Jostens, Inc. Savings/Profit Sharing Retirement Plan."

     C. Effective generally as of January 1, 1993, the Plan was again amended and restated in the manner set forth in this instrument for the purpose of reflecting modified investment options, meeting the requirements of applicable law and consolidating amendments to the Jostens, Inc. Savings/Profit Sharing Retirement Plan into a single plan document. In connection with such amendment and restatement, the name of the Plan was changed to the "Jostens, Inc. 401(k) Retirement Savings Plan."

     D. Effective as of the close of business on December 31, 1995, the Jostens Photography Savings and Investment Plan was merged with and into the Plan and participants in the Jostens Photography Savings and Investment Plan became Participants. In connection with the merger, such Participants' accounts under the Jostens Photography Savings and Investment Plan were transferred to the equivalent Accounts under the Plan. [Effective 1/1/96]


1.4. Plan Purposes.

     The purposes of the Plan are to promote effort and cooperation on the part of participating Qualified Employees; to provide a measure of economic security to each such Qualified Employee by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to permit participating Qualified Employees to share in the profits and growth of their Participating Employers.

                                    ARTICLE
                                      2.
                                  ELIGIBILITY
                                  -----------

2.1. Eligibility Requirements.

     A. An Employee is eligible to participate in the Plan as of the first day of the month that next follows the later of

         1.  his or her attainment of age 21, and

         2. the first anniversary of the date on which he or she first completed an Hour of Service,

if he or she is a Qualified Employee on the date on which he or she would otherwise be eligible to participate.

     B. If an Employee is not a Qualified Employee on the date on which he or she would otherwise be eligible to participate in the Plan pursuant to Subsection (A), he or she will become eligible to participate as of the first day of the month that next follows the date on which he or she becomes a Qualified Employee if he or she remains a Qualified Employee on the date on which he or she would otherwise be eligible to participate pursuant to this subsection.

2.2. Transfer Among Participating Employers.

     A Participant who is transferred from one Participating Employer to another Participating Employer as a Qualified Employee will participate in the Plan for the Plan Year during which the transfer occurs on the basis of his or her separate Eligible Earnings for the Plan Year from each Participating Employer.

2.3. Multiple Employment.

     A Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of his or her separate Eligible Earnings from each such Participating Employer.

2.4. Loss Of Qualified Employee Status.

     A. No contributions will be made by or on behalf of a Participant after the Participant ceases to be a Qualified Employee, except for:

         1. any contribution due on account of the portion of the Plan Year preceding the cessation; and

         2. any contribution due on account of reductions to the Participant's severance pay.

     B. A Participant or Qualified Employee eligible to participate in the Plan who ceases to be a Qualified Employee will be eligible to resume or commence, as the case may be, active participation in the Plan as of the date on which he or she first completes an Hour of Service as a Qualified Employee following the termination or cessation.

2.5. Condition of Participation.

     Each Qualified Employee, as a condition of participation, is bound by all of the terms and conditions of the Plan and must furnish to the Committee such pertinent information and execute such instruments as the Committee may require.

2.6. Termination of Participation.

     A Participant will cease to be such as of the later of the date on which

     a.  he or she ceases to be a Qualified Employee, or

     b. all benefits, if any, to which he or she is entitled under the Plan have been distributed.

                                    ARTICLE
                                      3.
                                 CONTRIBUTIONS
                                 -------------

3.1. Tax Deferred Contributions.

     A. Subject to the limitations of Article IX, for each Plan Year, the Participating Employer of each Participant will make Tax Deferred Contributions to the Trust on behalf of the Participant in the amount by which the Participant's Eligible Earnings have been reduced in accordance with this section. Tax Deferred Contributions will be paid to the Trustee as soon as administratively practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect to which such contributions are made.

     B. Except as provided in Subsection (C), reductions to a Participant's Eligible Earnings will be made in accordance with the following rules:

         1. A Participant may elect to have his or her Eligible Earnings reduced by any one percent increment from one percent to a maximum percentage of Eligible Earnings specified in Plan Rules, and the percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. Plan Rules may specify a maximum percentage of Eligible Earnings for Participants who are Highly Compensated Employees that is less than the maximum percentage specified for Participants who are not Highly Compensated Employees.

         2. Reduction of a Participant's Eligible Earnings will commence as soon as administratively practicable following the later of

             a. the date on which the Committee receives the Participant's complete and accurate written election on a form provided by the Committee, and

             b. the date on which the Participant enters or reenters the Plan pursuant to Article II.

         3. A Participant may change the percentage rate at which his or her Eligible Earnings will be reduced. The change will be effective as soon as administratively practicable following the date on which the Committee receives a complete and accurate written notice of the change on a form provided by the Committee.

         4. A Participant may suspend reductions to his or her Eligible Earnings. The suspension will be effective as soon as administratively practicable after the date on which the Committee receives a complete and accurate written notice of the suspension on a form provided by the Committee. Reductions to Eligible Earnings for any Participant who makes a hardship withdrawal under
             Section 6.1 will be automatically suspended for the 12-month period beginning on the date of the withdrawal distribution. Reductions to eligible earnings for any Participant who is in technical or actual default on a Plan loan may be suspended by the Committee in its discretion, exercised uniformly among similarly situated Participants, until the Committee determines that the default has been cured or all liability in connection with the loan has been satisfied.

         5. A Participant whose Eligible Earnings reductions have ceased by reason of automatic or voluntary suspension may, after the end of the suspension period, resume reductions to Eligible Earnings in accordance with clause (3).

     C. Reductions to Eligible Earnings will be made in accordance with Plan Rules. If any election or notice submitted by a Participant to the Committee is not processed on a timely basis, or if, for any reason, a Participant's Eligible Earnings are not reduced in accordance with the Participant's election, no retroactive adjustments of the Participant's reductions to Eligible Earnings will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit a Participant to increase reductions to his or her Eligible Earnings with respect to the Plan Year during which such delay or failure occurred above the otherwise applicable maximum percentage to adjust for the effect of such delay or failure so long as the total reductions for the Plan Year do not exceed the otherwise applicable maximum percentage.

3.2. Matching Contributions.

     A. Subject to Subsections (B) and (E) and the limitations of Article IX, for each Plan Year, the Participating Employer of each Participant will make a Matching Contribution to the Trust on behalf of such Participant in an amount, if any, equal to a percentage of a portion of the Tax Deferred Contributions made by the Participating Employer on the Participant's behalf for such Plan Year not exceeding six percent of the Participant's Eligible Earnings from the Participating Employer for the Plan Year, such percentage and portion to be specified by the Committee.

     B. To be eligible to have a Matching Contribution made on his or her behalf for a Plan Year ending before July 1, 1994, a Participant must have either

         1. been employed or on layoff status with an Affiliated Organization on the last day of the Plan Year, or

         2.  terminated employment during the Plan Year:

             a. in circumstances that entitle the Participant to immediate commencement of any early or normal retirement benefit under the terms of a qualified defined benefit pension plan sponsored by an Affiliated Organization,

             b.  on account of the Participant's death; or

             c.  on account of the Participant's becoming Disabled;

     provided, that this condition will be applied only once with respect to a Participant, such sole application being made for the Plan Year during which this clause (2) first applies and the condition under clause (1) is not satisfied.

The Committee may but is not required to waive or modify in a uniform and equitable manner the condition under clause (1) in connection with a divestiture, plant closure or similar event determined by the Committee.

     C. Matching Contributions for a Plan Year will be paid to the Trustee on such date or dates during or following the Plan Year as the Participating Employer may elect but in no case more than 12 months after the end of the Plan Year.

     D. Matching Contributions may be made in the form of cash or shares of Jostens Stock or any combination thereof. If all or any portion of a Participating Employer's Matching Contribution is to be made in the form of Jostens Stock, the value of the Jostens Stock for purposes of Subsection (A) is the value applicable in connection with the determination of the amount deductible by the Participating Employer under Code section 404 with respect to the contribution of Jostens Stock.

     E. No Matching Contributions will be made with respect to any portion of a Participant's Tax Deferred Contributions that is returned to the Participant pursuant to Section 9.1, 9.2, 9.4 or 9.6; provided, that for this purpose, unmatched Tax Deferred Contributions will be deemed to be returned to the Participant first. Any Matching Contribution that is, by reason of error in projecting the amount of a Participant's Tax Deferred Contributions or otherwise, allocated to a Participant's Matching Account and subsequently determined to violate the foregoing provision will be subtracted from such Matching Account as soon as practicable and will be applied to reduce the Matching Contributions that would otherwise be made for the Plan Year in which such excess contribution was made. If, because of the passage of time, the Matching Contribution cannot be reduced, such excess contribution will, subject to Section 9.6, be allocated in the discretion of the Committee

         1. among the Matching Accounts of all Participants who made Tax Deferred Contributions for the Plan Year in question as if it were an additional Matching Contribution for such Plan Year, or

         2.  as a corrective contribution pursuant to Section 3.5.

3.3. Voluntary Contributions.

     A. Subject to the limitations of Article IX, a Participant who is a Qualified Employee may make Voluntary Contributions to the Trust in accordance with the succeeding provisions of this section. No Participant is required to make Voluntary Contributions as a condition of having Tax Deferred Contributions or Matching Contributions made on his or her behalf. Voluntary Contributions will be made as soon as administratively practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect to which such contributions are made.

     B. Except as provided in Subsection (C), Voluntary Contributions will be made in accordance with the following rules:

         1. A Participant may elect to contribute any one percent increment of his or her Eligible Earnings from one percent to a maximum percentage of Eligible

          Earnings specified in Plan Rules, and the percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. Plan Rules may specify a maximum percentage of Eligible Earnings for Participants who are Highly Compensated Employees that is less than the maximum percentage specified for Participants who are not Highly Compensated Employees.

     2. Voluntary Contributions will commence as soon as administratively practicable following the later of

          a. the date on which the Committee receives the Participant's complete and accurate written election on a form provided by the Committee, and

          b. the date on which the Participant enters or reenters the Plan pursuant to Article II.

     3. A Participant may change the percentage rate of his or her Voluntary Contributions by providing a notice of change to the Committee in accordance with the procedure established in Section 3.1(B)(3).

     4. A Participant may suspend his or her Voluntary Contributions by providing a notice of suspension to the Committee in accordance with the procedure established in Section 3.1(B)(4). Voluntary Contributions by any Participant who makes a hardship withdrawal under
          Section 6.1 will automatically be suspended for the 12-month period beginning on the date of the withdrawal distribution. Voluntary Contributions by any Participant who is in technical or actual default on a Plan loan may be suspended by the Committee in its discretion, exercised uniformly among similarly situated Participants, until the Committee determines that the default has been cured or all liability in connection with the loan has been satisfied.

     5. A Participant whose Voluntary Contributions have ceased by reason of automatic or voluntary suspension may, after the end of the suspension period, resume Voluntary Contributions by submitting a written election in accordance with the procedure established in Section 3.1(B)(3).

C. Voluntary Contributions will be made in accordance with Plan Rules. If any election or notice submitted by a Participant to the Committee is not processed on a timely basis, or if, for any reason, Voluntary Contributions are not made in accordance with the Participant's election, no retroactive adjustments will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit a Participant to increase Voluntary Contributions with respect to the Plan Year during which such delay or failure occurred above the otherwise applicable maximum percentage to adjust for the effect of such delay or failure so long as the total contributions for the Plan Year do not exceed the otherwise applicable maximum percentage.

3.4. ROLLOVERS AND TRANSFERS.

     A. With the prior consent of the Committee, a Participant who is a Qualified Employee may contribute to the Trust, within 60 days after receipt,

          1. the balance of an individual retirement account to which the only contributions have been one or more "eligible rollover distributions" within the meaning of Code section 402(c)(4), from a plan qualified under Code section 401(a), or

          2.   an eligible rollover distribution from such a qualified plan.

     B. With the prior consent of the Committee, the accounts under another plan qualified under Code section 401(a) of a Participant who is a Qualified Employee may be transferred directly to the Trust. Other than in connection with an acquisition, such a transfer will not be permitted if, as a result of the transfer, the Plan would be required to provide any option with respect to the form or time of distribution or any other benefit, right or feature not available under the Plan prior to the transfer.

     C. Other than in connection with an acquisition, any contribution or transfer to the Trust pursuant to Subsection (A) or (B) must be made in cash and will be added to the Participant's Rollover Account; provided, that, transferred amounts that were contributed by the Participant under such other plan on an after-tax basis will be credited to the Participant's Voluntary Account.

     3.5. CORRECTIVE CONTRIBUTIONS.

          FOR ANY PLAN YEAR, A PARTICIPATING EMPLOYER MAY, AT ITS DISCRETION, CONTRIBUTE TO THE MATCHING ACCOUNTS OF PARTICIPANTS WHO ARE QUALIFIED EMPLOYEES AND ARE NOT HIGHLY COMPENSATED EMPLOYEES SUCH AMOUNTS AS IT DEEMS ADVISABLE TO ASSIST THE PLAN IN SATISFYING THE REQUIREMENTS OF SECTIONS 9.2, 9.3 OR 9.4 OR CODE SECTION 401(A)(4). SUCH CONTRIBUTIONS WILL BE ALLOCATED AMONG SUCH ACCOUNTS IN PROPORTION TO THE TAX DEFERRED CONTRIBUTIONS MADE FOR SUCH QUALIFIED EMPLOYEES FOR THE PLAN YEAR. [EFFECTIVE 1/1/93]

                                    ARTICLE
                                      4.
                            ACCOUNTS AND VALUATION

4.1. ESTABLISHMENT OF ACCOUNTS.

     For each Participant, the following Accounts will be established and maintained:

     a. A Tax Deferred Account, to which there will be added the amount of Tax Deferred Contributions, if any, made on the Participant's behalf pursuant to Section 3.1;

     b. A Matching Account, to which there will be added the amount of Matching Contributions, if any, made on the Participant's behalf pursuant to Section 3.2 together with:

          1. that portion of the Participant's "recorded interest," if any, under the Plan prior to July 1, 1976 which the Participant could have elected to receive in cash but which was irrevocably deferred for future distribution under the Plan, and

          2. if the Participant participated in the Profit Sharing Plan and Trust of Artex Manufacturing Company, Inc. prior to April 1, 1979, the value of benefits (including reallocated forfeitures), if any, that were transferred to this Plan on behalf of the Participant;

     c. A Voluntary Account, to which there will be added the amount of Voluntary Contributions, if any, made on the Participant's behalf pursuant to Section 3.3, and after-tax contributions transferred to the Trust pursuant to Section 3.4(B);

     d. A Rollover Account, to which there will be added the amount of any rollover contribution or trust-to-trust transfer (other than transferred after-tax contributions) made by or on the Participant's behalf pursuant to Section 3.4; and

     e. An IRA Tax Deductible Account, to evidence the balance of a Participant's tax-deductible and rollover accounts under the Jostens Individual Retirement Plan which was merged into the Plan as of October 1, 1989.

One or more additional accounts may be established for any Participant or group of Participants in connection with the merger of another plan into the Plan, in which case the provisions of the Plan applicable solely to such accounts will be set forth on an exhibit to the Plan in accordance with Section 13.1(B).

4.2. VALUATION AND ACCOUNT ADJUSTMENT.

     A. Subject to Subsection (B), Participant's Accounts will be separately adjusted on a daily basis in a uniform and equitable manner to reflect income, expense, gains and losses of the Fund and contributions, withdrawals, loans, loan repayments, satisfactions of unpaid indebtedness in accordance with Section 6.6(C)(4) and distributions.

     B. The portion of Participants' Matching Accounts attributable to Matching Contributions made for Plan Years beginning after June 30, 1994 will be accounted for in a uniform and equitable manner on the basis of the number of full and fractional shares of Jostens Stock credited to the Accounts. Accordingly, except as otherwise provided in
          Section 5.4 (D) with respect to transfers out of Jostens Stock or
          Article 8 with respect to distributions of Matching Account balances in the form of cash, such portion of Participants' Matching Accounts will not be adjusted for appreciation or depreciation in the value of Jostens Stock credited to the Accounts, such appreciation or depreciation being automatically reflected by the fair market value of the shares of Jostens Stock credited to the Accounts.

4.3. ALLOCATIONS DO NOT CREATE RIGHTS.

     The fact that allocations are made and credited to the Accounts of a Participant does not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the terms and conditions expressly set forth in the Plan. Notwithstanding any allocation or credit to the Account of a Participant, the issuance of any statement reflecting such allocation or credit or the distribution of all or any portion of a Participant's Account balance, the Committee may direct the Participant's Account to be adjusted to the extent necessary to correct any error in such Account, whether caused by any misapplication of any provision of the Plan or otherwise, and may recover from the Participant or the Participant's Beneficiary the amount of any excess distribution. Any such adjustment will be made within a reasonable time after the error is discovered.

                                    ARTICLE
                                      5.
                       PARTICIPANT INVESTMENT DIRECTION

5.1. ESTABLISHMENT OF INVESTMENT FUNDS.

     A. In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, three or more separate investment funds of such nature and possessing such characteristics as the Committee may specify from time to time. Subject to Section 5.4, each Participant's Accounts will be invested in the investment funds in the proportions directed by the Participant in accordance with Sections 5.2 and 5.3. The Committee may, from time to time, direct the Trustee to establish additional investment funds or eliminate any existing investment fund.

     B. Notwithstanding any other provisions of the Plan to the contrary, the Committee may direct the Trustee to suspend Participant investment activity (including such activity in connection with withdrawals, loans and distributions) in any or all investment funds, or impose special rules or restrictions of uniform application, for a period determined by the Committee to be necessary in connection with

          1.   the establishment or termination of any investment fund,

          2. the receipt by the Trustee from, or transfer by the Trustee to, another trust of account balances pursuant to Section 3.4 or 8.7 in connection with an acquisition or divestiture or otherwise,

          3.   a change of Trustee or investment manager, or

          4. such other circumstances determined by the Committee as making such suspension or special rules or restrictions necessary or appropriate.

5.2. CONTRIBUTION INVESTMENT DIRECTIONS.

     A. In conjunction with his or her enrollment in the Plan, a Participant must direct, on a form provided by the Committee, the manner in which contributions to his or her Accounts, other than his or her Matching Account with respect to Matching Contributions for Plan Years beginning after June 30, 1994, will be invested among the investment funds maintained pursuant to Section 5.1. The direction must be made in accordance with and is subject to Plan Rules.

     B. Subject to Section 5.4, a Participant may direct a change in the manner in which future contributions and transfers credited to his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. A direction must be made in accordance with and is subject to Plan Rules and will be effective for contributions received by the Trustee at least ten days (or such shorter period as Plan Rules may allow) after the date on which the Trustee receives the direction.

     C. Plan Rules will include procedures pursuant to which Participants are provided with the opportunity to obtain written confirmation of investment directions made pursuant to this section.

5.3. TRANSFER AMONG INVESTMENT FUNDS.

     A. Subject to Section 5.4, a Participant may direct the transfer of his or her Accounts among the investment funds maintained pursuant to
          Section 5.1. A direction must be made in accordance with and is subject to Plan Rules. Plan Rules will include procedures pursuant to which Participants are provided with the opportunity to obtain written confirmation of investment directions made pursuant to this section.

     B. A transfer pursuant to Subsection (A) will be made and effective on or as soon as administratively practicable after:

          1. the close of business on the day of receipt by the Trustee of the transfer direction if the direction is received prior to 4:00 p.m. Eastern Time; or

          2. the close of business on the next business day following receipt by the Trustee of the transfer direction if the direction is received at or after 4:00 p.m. Eastern Time.

     C. A transfer made pursuant to Subsection (A) will be based upon the value of the Participant's Accounts as of the close of business on the day on which the transfer is effective.

     D. Plan Rules may impose uniform limitations and restrictions applicable to transfers into and out of specific investment funds.

5.4. INVESTMENT OF MATCHING ACCOUNTS IN JOSTENS STOCK.

     A. Subject to Subsection (D), the portion of a Participant's Matching Account attributable to Matching Contributions for Plan Years beginning after June 30, 1994 will be invested in Jostens Stock.

     B. Cash dividends paid on Jostens Stock credited to a Participant's Matching Account will be used to acquire additional shares of Jostens Stock which will be credited to the Account.

     C. Each Participant will be provided with the opportunity to direct the manner in which shares of Jostens Stock credited to his or her Matching Account as of the record date of any stockholder action will be voted in connection with such action. In the event of a public tender or exchange offer for shares of Jostens Stock, each Participant will be entitled to direct whether or not the shares of Jostens Stock credited to the Participant's Matching Account will be tendered or exchanged. Voting, tender or exchange decisions will be effected in accordance with applicable provisions of the Trust and Plan Rules that are consistent with the provisions of the Trust.

     D. Subject to Subsection (E), an eligible Participant may direct the transfer, once each month as of a date specified in the Trust, of all or any part of the portion of his or her

          Matching Account invested in Jostens Stock to one or more of the other investment funds maintained pursuant to Section 5.1. A direction must be made in accordance with and is subject to applicable provisions of the Trust and Plan Rules that are consistent with applicable provisions of the Trust. A Participant is eligible to direct a transfer pursuant to this subsection if he or she has (1) attained age 55 and (2) been a Participant for at least four complete Plan Years after the first Plan Year beginning after June 30, 1994 during which a Matching Contribution was made on the Participant's behalf.

     E. A Participant who is subject to the reporting requirements of section 16 of the Securities Exchange Act of 1934 with respect to Jostens Stock may elect to make a transfer pursuant to Subsection (D) or a withdrawal pursuant to Section 6.1 or 6.2 from the portion of his or her Matching Account invested in Jostens Stock only if the following conditions are satisfied.

          1. The election to make such transfer or application for the withdrawal must be made within the period between the third and twelfth days, inclusive, following the Company's release of its quarterly or annual financial data in the manner described in Rule 16b-3(e)(1)(ii) of the Securities and Exchange Commission. Such election or application will be given effect at the same time as would other elections or applications made at the same time.

          2. Such Participant has not made any election to transfer any portion of his or her Matching Account balance from Jostens Stock or withdrawal from the portion of his or her Matching Account invested in Jostens Stock within the six month period immediately preceding the date on which such election is made.

5.5. INVESTMENT DIRECTION RESPONSIBILITY RESIDES WITH PARTICIPANTS.

     Neither any Affiliated Organization, the Committee nor the Trustee has any authority, discretion, responsibility or liability with respect to a Participant's selection of the investment funds in which his or her Accounts will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection being that of the Participant.

5.6. BENEFICIARIES AND ALTERNATE PAYEES.

     Solely for purposes of this article, the term "Participant" includes the Beneficiary of a deceased Participant and an alternate payee under a qualified domestic relations order within the meaning of Code section 414(p) unless otherwise provided in such order, but only after

          1. the Committee has determined the identity of the Beneficiary and the amount of the Account balance to which he or she is entitled in the case of a Beneficiary of a deceased Participant, or

          2. the Committee has, in accordance with Plan Rules, made a final determination that the order is a qualified domestic relations order and all rights to contest such determination in a court of competent jurisdiction within the time prescribed by Plan Rules have expired or been exhausted in the case of an alternate payee.

                                    ARTICLE
                                      6.
                    WITHDRAWALS DURING EMPLOYMENT AND LOANS

6.1. HARDSHIP WITHDRAWALS.

     A. SUBJECT TO THE PROVISIONS OF SECTIONS 5.4(E) AND 6.5, A PARTICIPANT WHO HAS NOT TERMINATED EMPLOYMENT MAY MAKE HARDSHIP WITHDRAWALS FROM HIS OR HER TAX DEFERRED ACCOUNT AND MATCHING ACCOUNT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION. THE AMOUNT OF ANY SUCH WITHDRAWAL MAY NOT EXCEED THE SUM OF (1) THE BALANCE OF HIS OR HER TAX DEFERRED ACCOUNT AS OF DECEMBER 31, 1988, INCREASED BY THE AMOUNT OF TAX DEFERRED CONTRIBUTIONS MADE ON HIS OR HER BEHALF WITH RESPECT TO ANY PLAN YEAR BEGINNING AFTER DECEMBER 31, 1988, AND REDUCED BY THE AMOUNT OF TAX DEFERRED CONTRIBUTIONS DISTRIBUTED TO THE PARTICIPANT AFTER DECEMBER 31, 1988 PURSUANT TO THE PLAN PLUS (2) THE BALANCE OF HIS OR HER MATCHING ACCOUNT EXCLUDING THE PORTION THEREOF ATTRIBUTABLE TO MATCHING CONTRIBUTIONS THAT HAVE BEEN INCLUDED IN DETERMINING THE ACTUAL DEFERRAL PERCENTAGE PURSUANT TO SECTION 9.2(B)(2)(B). SUCH WITHDRAWAL WILL BE MADE ONLY IF THE COMMITTEE DETERMINES THAT THE DISTRIBUTION IS MADE ON ACCOUNT OF AN IMMEDIATE AND HEAVY FINANCIAL NEED OF THE PARTICIPANT AND IS NECESSARY TO SATISFY SUCH FINANCIAL NEED. [EFFECTIVE 1/1/93]

     B. The existence of an immediate and heavy financial need will be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need, however, if it is determined by the Committee to be on account of:

          1. expenses for medical care, described in Code section 213(d), incurred or to be incurred by the Participant, the Participant's spouse or the Participant's dependent (as described in Code section 152);

          2. costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

          3. PAYMENT OF TUITION, RELATED EDUCATIONAL EXPENSES AND, IF PERMITTED BY PLAN RULES, ROOM AND BOARD EXPENSES, FOR THE NEXT YEAR OF POST-SECONDARY EDUCATION FOR THE PARTICIPANT OR HIS OR HER SPOUSE, CHILD OR OTHER DEPENDENT; [EFFECTIVE 1/1/93]

          4. payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant's principal residence; or

          5. any other need specified in Treasury Regulations as being deemed to be an immediate and heavy financial need of the Participant.

     C. A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the Committee determines that each of the following requirements is satisfied.

          1. The distribution is not in excess of the sum of the amount of the immediate and heavy financial need of the Participant plus, if elected by the Participant, the amount necessary to pay any federal, state and local taxes that the Participant will incur on account of the distribution as estimated by the Committee in accordance with Plan Rules.

          2. The Participant has received all withdrawals and has taken all nontaxable loans available under the Plan and any other qualified plan maintained by an Affiliated Organization.

          3. All Tax Deferred Contributions and Voluntary Contributions under the Plan and all elective deferrals and after-tax employee contributions on behalf of or by the Participant under any other qualified or nonqualified deferred compensation plan maintained by an Affiliated Organization are suspended for a period of 12 months following the date of the distribution.

          4. For the Participant's taxable year following the taxable year during which he or she received the distribution, the amount of elective deferrals that may be made on the Participant's behalf under any qualified plan maintained by an Affiliated Organization, including Tax Deferred Contributions pursuant to the Plan, are reduced by the amount of such elective deferrals made on the Participant's behalf for the taxable year during which he or she received the distribution.

     D. The Committee's determination of the existence of a Participant's financial hardship and the amount that may be withdrawn to satisfy the need created by such hardship will be made in accordance with Treasury Regulations, and is final and binding on the Participant. The Committee may require the Participant to make representations and certifications concerning his or her entitlement to a withdrawal pursuant to this section and is entitled to rely on such representations and certifications unless the Committee has actual knowledge to the contrary. The Committee is not obligated to supervise or otherwise verify that amounts withdrawn are applied in the manner specified in the Participant's withdrawal application.

     E. Any withdrawal pursuant to this Section 6.1 will be made first from the Participant's Tax Deferred Account and then, to the extent necessary, from his or her Matching Account.

6.2. WITHDRAWALS AFTER ATTAINMENT OF AGE 59-1/2.

     A. Subject to the provisions of Section 6.5, a Participant who has attained age 59-1/2 and has not terminated employment may withdraw all or any portion of his or her Tax Deferred Account and Matching Account balances.

     B. A withdrawal pursuant to this Section 6.2 will be permitted only after a Participant has withdrawn the maximum permitted amount from his or her Voluntary Account and Rollover Account pursuant to Sections 6.3 and 6.4.

     C. Any withdrawal pursuant to this Section 6.2 will be made first from the Participant's Tax Deferred Account and then, to the extent necessary, from his or her Matching Account.

6.3. WITHDRAWALS FROM VOLUNTARY ACCOUNT.

     A. Subject to the provisions of Section 6.5, a Participant who has not terminated employment may withdraw all or any portion of his or her Voluntary Account balance.

     B. All Voluntary Contributions and all Fund earnings or losses with respect thereto will be treated as a separate contract under the Plan for purposes of Code section 72(d) and such contributions and earnings or losses will be separately accounted for in accordance with applicable Treasury Regulations. Insofar as the Plan permitted Participants to effect in-service withdrawals from their Voluntary Accounts on May 5, 1986, notwithstanding Subsection (A) all withdrawals from such Accounts pursuant to this Section 6.3 will be deemed to be made first from the Participant's investment in the contract as of December 31, 1986 and second, from the above-referenced separate section 72(d) contract.


6.4. WITHDRAWALS FROM ROLLOVER ACCOUNT.

     Subject to the provisions of Section 6.5, a Participant who has not terminated employment may withdraw all or any portion of his or her Rollover Account balance.

6.5. RULES FOR WITHDRAWALS.

     A.   Plan Rules may establish a minimum amount for withdrawals.

     B. A withdrawal distribution will be made only upon the Committee's receipt from a Participant of a complete and accurate written application on a form approved by the Committee.

     C. Withdrawals from a given Account will be made on a pro rata basis among the investment funds in which such Account is invested.

     D. No withdrawal may be made from the portion of the Participant's Accounts attributable to a note evidencing a Plan loan.

     E. All withdrawal distributions will be made in the form of cash or check as soon as administratively practicable after the Committee's determination that a Participant is entitled to receive the withdrawal distribution based on the balance of the Account from which the withdrawal distribution is made as of the close of business on the next regular business day after the Trustee receives instructions from the Committee that all information necessary for processing the distribution has been received and approved.

     F. The provisions of Section 8.7(A) apply to any withdrawal distribution that constitutes an eligible rollover distribution within the meaning of Code section 402(c)(4).

6.6. PLAN LOANS.

     A. A Participant or Beneficiary of a deceased Participant who is a party in interest within the meaning of the Employee Retirement Income Security Act of 1974, as amended, may borrow funds from his or her Tax Deferred Account and Rollover Account, by written loan application to the Committee on a form provided by the Committee, subject, however, to the succeeding provisions of this section.

         1.  The amount of the loan may not exceed the lesser of:

             a. $50,000, reduced by the excess (if any) of (i) the highest outstanding balance, during the 12-month period ending on the day before the loan is made, of all loans to the borrower pursuant to the Plan and all other qualified plans maintained by any Affiliated Organization over (ii) the outstanding balance of such loans to the borrower on the date on which the loan is made; and

             b. 50 percent of the aggregate balance of the borrower's Accounts as of the close of business on the day before the loan is made.

         2.  No borrower who has incurred a tax liability pursuant to Code section 72(p) in connection with a default on a Plan loan will be eligible for any additional loans.

         3. No individual loan will be made in an amount less than $1,000, or any lesser amount specified in Plan Rules.

         4. No borrower may have outstanding at any time more than the maximum number of loans specified by Plan Rules.

         5. Each loan will be charged first against the borrower's Tax Deferred Account and then against his or her Rollover Account.

         6. Loan proceeds will be obtained on a pro rata basis from the investment fund or funds in which the borrower Accounts are invested.

         7. To be eligible to receive a loan, a borrower must pay a loan origination fee and annual service fee in an amount determined in accordance with Plan Rules.

         8. No loan will be made to a Beneficiary prior to the Committee's determination of the identity of and amount distributable to the Beneficiary and the Committee's confirmation of the Beneficiary's status as a party in interest.

     B. Each loan will bear interest on the unpaid principal balance at a reasonable rate established in accordance with Plan Rules. Interest will accrue from the date on which the first payment is due.

     C. The Participant will execute a customary form of promissory note and security agreement, which:

         1. Create in the Trust a valid first lien against one-half of the borrower's entire right, title and interest in and to that portion of his or her Accounts equal to the initial amount of the loan plus accrued and unpaid interest thereon;

         2. Provide for a maturity date not to exceed five years from the date of the note;

         3. Provide for payments of principal and interest in equal installments of such frequency, not less frequently than quarterly, in such minimum amounts and for such maximum period as prescribed by Plan Rules;

         4. Provide that upon the occurrence of any event specified in the note, the unpaid indebtedness will be accelerated and satisfied from any distribution then due and from the balance of the borrower's Accounts that could then be distributed and any remaining unpaid indebtedness will be satisfied from the balance of the borrower's Accounts as and when such balance becomes distributable, in each case with a corresponding reduction to the balance of the borrower's Accounts.

     D. In addition to the documents described in Subsection (C), each borrower who is an Employee must execute an appropriate document under which each Affiliated Organization is authorized to deduct from the borrower's pay the amount of payments due under the terms of any loan, and each borrower must provide such other documents as may from time to time be required under Plan Rules.

     E. Before making any loan, the Committee will deliver to the borrower a clear statement of the charges involved in the proposed loan transaction, which statement will include the dollar amount of the loan, the annual rate of the finance charge and the aggregate amount of the finance charge to the date of maturity.

     F. Each loan is a loan by the Fund, but for trust accounting purposes the loan will be deemed made from the borrower's own Accounts, and the note executed by the borrower will be deemed to be an asset of such Accounts. Upon making a loan, the borrower's Rollover Account or Rollover Account and Tax Deferred Account, as the case may be, will be reduced by an amount equal to the principal balance of the loan, effective as of the date of the loan, and a Loan Account will be established for the borrower with an initial balance equal to the principal amount of such loan. All such Loan Accounts will be excluded for purposes of determining and allocating the net earnings (or losses) of the Trust pursuant to Section 4.2. A borrower's repayments of principal and payments of interest will be credited to the Accounts from which the loan proceeds were obtained in reverse of the order in which the loan proceeds were taken from such Accounts until the amount borrowed from each such Account has been fully replaced by principal repayments. On the close of business next following the Trustee's receipt of such a payment, the Loan Account of each borrower will be reduced by the amount of the principal payment credited to such borrower's Accounts on such date. Repayments of loan principal and payments of interest will be invested among the investment funds in accordance with the borrower's most recent investment directions with respect to contributions under the Plan.

     G. Loans, including any accrued interest, may be repaid in full without penalty at any time.

     H. Plan Rules may specify such other terms and conditions as may be necessary or desirable for the administration of loans under this section.

                                    ARTICLE
                                      7.
                                    VESTING
                                    -------

7.1. Full And Immediate Vesting.

     Each Participant will, at all times, have a fully vested nonforfeitable interest in each of his or her Accounts.

                                    ARTICLE
                                      8.
                        DISTRIBUTIONS AFTER TERMINATION
                        -------------------------------

8.1. Form And Time Of Distribution.

     A. Following a Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Participant or, if the Participant has died, to his or her Beneficiary, the balance of the Participant's Accounts. The amount of any distribution made in the form of a lump sum payment will be equal to the aggregate balance of the Participant's Accounts as of the close of business on the next regular business day after the Trustee receives instructions from the Committee that all information necessary for processing the distribution has been received and approved. Subject to the remaining subsections of this Section 8.1 and Section 8.7(A), distributions will be made in accordance with the following provisions--


         1. IF THE AGGREGATE BALANCE OF THE PARTICIPANT'S ACCOUNTS AT THE TIME OF THE DISTRIBUTION IS NOT MORE THAN $3500, DISTRIBUTION TO THE PARTICIPANT WILL BE MADE IN THE FORM OF A LUMP SUM PAYMENT AS SOON AS ADMINISTRATIVELY PRACTICABLE AFTER THE PARTICIPANT'S TERMINATION OF EMPLOYMENT OR, IF THE PARTICIPANT SO ELECTS ON A FORM PROVIDED BY THE COMMITTEE AND RECEIVED BY THE COMMITTEE NOT LATER THAN A DATE DETERMINED PURSUANT TO PLAN RULES, ON OR AS SOON AS ADMINISTRATIVELY PRACTICABLE AFTER A DATE PRIOR TO THE END OF THE PLAN YEAR FOLLOWING THE PLAN YEAR DURING WHICH THE TERMINATION OF EMPLOYMENT OCCURS AS SPECIFIED BY THE PARTICIPANT. THIS CLAUSE WILL NOT APPLY, HOWEVER, IF THE AGGREGATE BALANCE OF THE PARTICIPANT'S ACCOUNTS EXCEEDED $3500 AT THE TIME OF ANY PREVIOUS DISTRIBUTION. [EFFECTIVE 1/1/93]

         2. If clause (1) does not apply, distribution to the Participant will be made in the form of a lump sum payment, installment payments, non-periodic payments or a combination of installment and non-periodic payments, as elected by the Participant in accordance with the provisions of this Section 8.1 and Plan Rules, on such date or dates as the Participant specifies following his or her termination of employment or earlier attainment of age 70-1/2; provided, however, that if the Participant has not, prior to the deadline for making a deferral election under Subsection (B), either (a) made a distribution election to receive a lump sum payment or installment payments pursuant to this clause (2) or a deferral election pursuant to Subsection (B) or (b) begun receiving installment payments under Subsection (C)(2), then distribution will be made in the form of a lump sum payment not later than the sixtieth day after the close of the Plan Year during which there occurs the later of the Participant's termination of employment or sixty-fifth birthday.

         3. If the aggregate balance of a Participant's Accounts at the time of his or her death is not more than $3500 (whether or not distribution to the Participant had begun prior to his or her death), distribution to the Participant's Beneficiary will be made, in a lump sum payment, as soon as administratively practicable after the Committee's receipt of notice of the Participant's death. If the foregoing sentence does not apply, distribution to the Participant's Beneficiary will be made at such time or times and in such manner as the Beneficiary elects in accordance with Subsection (E).

         4. Distributions will be made in the form of cash or check; provided that at the election of the Participant or Beneficiary, as the CASE MAY BE, (A) THE NUMBER OF FULL SHARES OF JOSTENS STOCK CREDITED TO A MATCHING ACCOUNT IMMEDIATELY BEFORE THE DISTRIBUTION WILL BE DISTRIBUTED IN KIND, WITH CASH IN LIEU OF ANY FRACTIONAL SHARE AND (B) IN THE CASE OF A DIRECT ROLLOVER PURSUANT TO SECTION 8.7(A) TO A FIDELITY INVESTMENTS INDIVIDUAL RETIREMENT ACCOUNT, IN SHARES OF FIDELITY MUTUAL FUNDS IN WHICH THE ACCOUNT WAS INVESTED IMMEDIATELY PRIOR TO THE DISTRIBUTION. [EFFECTIVE 1/1/96]

     B. Subject to the provisions of the other subsections of this Section 8.1, a Participant described in Subsection (A)(2) may elect to defer commencement of his or her distribution under the Plan by providing the Committee a written, signed statement indicating whether the benefit will be paid in the form of a lump sum or installment payments and specifying the date on which the payment is to be made or commence, provided such date may not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such deferral election must be provided not later than the thirtieth day (or such later date as Plan Rules may allow) after the close of the Plan Year during which there occurs the later of the Participant's termination of employment or sixty-fifth birthday. Plan Rules may permit a Participant to modify any such election in any manner determined by the Committee to be consistent with Code section 401(a)(14) and Treasury Regulations thereunder and the other provisions of this Section 8.1.

     C. Notwithstanding any other provision of this Section 8.1, if a Participant remains employed following the calendar year in which he or she attains age 70-1/2, distribution will be made or commence on April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2

         1. for a Participant described in Subsection (A)(1), in the form of a lump sum, and any subsequent contributions (and net earnings thereon) allocated to the Accounts of such Participant will be distributed not later than the last day of the Plan Year following the Plan Year for which such allocation was made, except that, any balance in the Participants' Accounts as of the last day of the Plan Year during which such Participant terminated employment will be distributed within 60 days after the end of such Plan Year, and

         2. for a Participant described in Subsection (A)(2) who has not previously elected (in accordance with Plan Rules) to receive installment payments, in the form of annual installment payments over the Participant's life expectancy or if applicable, the life expectancy of the Participant and his or her Beneficiary or Beneficiaries in accordance with the provisions of Code section 401(a)(9) and applicable Treasury Regulations, provided the Participant may elect to accelerate such payments or receive additional non-periodic payments in accordance with Subsection (D).

     D. If a distribution is to be made in installments, such installments will be substantially equal in amount and paid on a monthly, quarterly or annual basis, for a period not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and the Participant's Beneficiary; and, if the Participant's Beneficiary is not the Participant's spouse, the period over which such payments are to be made will be determined by reference to the applicable table of joint life expectancies set forth in Treasury Regulation section 1.401(a)(9)-2. Notwithstanding the foregoing, a Participant who is receiving installment payments may elect, in accordance with Plan Rules, to increase or decrease the amount of the installment payments or to receive a non-periodic payment of all or a portion of the Participant's remaining Account balances. Prior to April 1 of the calendar year following the calendar year during which the Participant attains age 70-1/2, the Participant may elect, in writing to the Committee, whether the life expectancies for the Participant and the Participant's spouse are to be recalculated on an annual basis for purposes of determining the amount of each installment payment hereunder. Any such election will become irrevocable as of the date specified above. If no such election is made, the life expectancies of the Participant and the Participant's spouse will be recalculated on an annual basis.

     E. If a Participant dies before receiving the full amount to which he or she is entitled, the amount remaining will be distributed to the Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules -

          1. If the Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, the distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the Participant's death.

          2. If the Participant dies before April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, the distribution will, at the Beneficiary's election, be made either -

               a.   in its entirety (in any form permitted under Subsection
                    (A)(2)) no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, or

               b. in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Participant died (unless the Beneficiary is the Participant's spouse, in which case payments will begin no later than the later of the date specified above or December 31 of the calendar year in which the Participant would have attained age 70-1/2 had he or she lived), and being paid over a period not exceeding the Beneficiary's remaining life expectancy (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2) and, if the Beneficiary is the Participant's spouse, as redetermined on an annual basis).

A Beneficiary's election with respect to whether clause (2)(a) or (b) above will apply to distributions of any amount remaining at the Participant's death must be made no later than the earlier of the dates set forth in clause 2(a) and (b), and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be made in the manner set forth at clause (2)(a). If the Participant's spouse is the Beneficiary and dies after the Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the Participant, including the substitution of the surviving spouse's date of death for the Participant's date of death; provided that the alternative commencement date in clause (2)(b) relating to the date on which the Participant would have attained age 70-1/2 had he or she lived will not be available.

     F. Notwithstanding any other provision of the Plan to the contrary, distributions will be made in accordance with Treasury Regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) take precedence over any distribution options that are inconsistent with Code section 401(a)(9).

8.2. BENEFICIARY DESIGNATION.

     A.

          1. A Participant may designate, on a form furnished by the Committee, one or more primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Committee during the Participant's lifetime. Subject to Subsection (B), no such change or revocation requires the consent of any person.

          2.   If a Participant

               a.   fails to designate a Beneficiary, or

               b. revokes a Beneficiary designation without naming another Beneficiary, or

               c. designates one or more Beneficiaries none of whom survives the Participant,

     for all or any portion of the Accounts, such Accounts or portion is payable to the first class of the following classes of automatic Beneficiaries that includes a member surviving the Participant:

               Participant's spouse;
               Participant's issue, per stirpes and not per capita; Participant's parents;
               Participant's brothers and sisters;
               Representative of Participant's estate.

          3. When used in this section and, unless the designation otherwise specifies, when used in a Beneficiary designation, the term "per stirpes" means in equal shares among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of representation; "children" means issue of the first generation; and "issue" means all persons who are descended from the person referred to, either by legitimate birth or legal adoption. The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary, any remaining payments is payable to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

     B. Notwithstanding Subsection (A), no designation of a Beneficiary other than the Participant's spouse is effective unless such spouse consents to the designation. Any such consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

8.3. ASSIGNMENT, ALIENATION OF BENEFITS.

     A. Except as required under a qualified domestic relations order or by the terms of any loan from the Trust, no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so is void; and no such benefit will in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

     B. To the extent provided in a qualified domestic relations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee in the form of a lump sum payment prior to the Participant's earliest retirement age. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings given in Code section 414(p).

8.4. PAYMENT IN EVENT OF INCAPACITY.

     If the Committee determines that any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Committee in its discretion may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Committee from the following: the Beneficiaries, if any, designated by such person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person's spouse, children, parents or other relatives by blood or marriage. Any such payment completely discharges all liability under the Plan to the extent of the payment.

8.5. PAYMENT SATISFIES CLAIMS.

     Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Committee and all Affiliated Organizations, any of whom may require the payee to execute a receipted release as a condition precedent to such payment.


8.6. DISPOSITION IF DISTRIBUTEE CANNOT BE LOCATED.

     If the Committee is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant's Accounts will continue to be held in the Fund until such time as the Committee has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be; provided, that, any Accounts not claimed within the period prescribed by applicable escheat laws will be paid to such governmental authorities, in such manner, as is specified in such laws. The Participant's Accounts will be reduced, on a pro rata basis from among his or her Accounts, to reimburse the Company for any reasonable expenses incurred in attempting to locate such Participant or Beneficiary.

8.7. TRANSFERS TO OTHER PLANS OR INDIVIDUAL RETIREMENT ARRANGEMENTS.

     A. TO THE EXTENT A DISTRIBUTION PURSUANT TO THE PLAN IS AN "ELIGIBLE ROLLOVER DISTRIBUTION" WITHIN THE MEANING OF CODE SECTION 402(c)(4), THE COMMITTEE WILL, IF SO INSTRUCTED BY THE DISTRIBUTEE IN ACCORDANCE WITH PLAN RULES, DIRECT THE TRUSTEE TO MAKE THE DISTRIBUTION TO AN "ELIGIBLE RETIREMENT PLAN" WITHIN THE MEANING OF CODE SECTION 402(c)(8). THE FOREGOING PROVISION WILL NOT APPLY WITH RESPECT TO ANY PORTION OF AN ELIGIBLE ROLLOVER DISTRIBUTION THAT CONSISTS OF AN OFFSET AMOUNT WITH RESPECT TO A PLAN LOAN. NOT MORE THAN 90 DAYS AND NOT LESS THAN 30 DAYS BEFORE ANY ELIGIBLE ROLLOVER DISTRIBUTION, THE COMMITTEE WILL PROVIDE THE DISTRIBUTEE WITH A NOTICE THAT SATISFIES THE REQUIREMENTS OF CODE SECTION 402(f). A DISTRIBUTEE MAY WAIVE THE 30-DAY ADVANCE NOTICE REQUIREMENT IN A MANNER SPECIFIED IN PLAN RULES. [EFFECTIVE 1/1/96]

     B. The Committee may, in conjunction with (1) the sale of an Affiliated Organization or the sale by an Affiliated Organization of all or a portion of a business operation of the Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Accounts of each Participant who is employed with the purchaser of such business operation or an affiliate, to the trustee of a plan sponsored by such purchaser or affiliate or (2) a Participant who has ceased to be a Qualified Employee becoming a participant in a plan sponsored by an Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Participant's Accounts to the Trustee of the Affiliated Organization's plan; provided, in either case, that

               a.   such other plan is qualified under Code section 401(a),

               b. such other plan satisfies the withdrawal requirements set forth in Code section 401(k) with respect to such transferred Accounts to which such requirements are applicable under the Plan, and

               c.   such trustee is willing to accept such transfer.

                                    ARTICLE
                                      9.
                           CONTRIBUTION LIMITATIONS
                           ------------------------

9.1. TAX DEFERRED CONTRIBUTION DOLLAR LIMITATION.

     The aggregate amount of Tax Deferred Contributions and other "elective deferrals" (within the meaning of Code section 402(g)(3)) under any qualified plan maintained by an Affiliated Organization with respect to a Participant for any taxable year of the Participant may not exceed $7000 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations). The limitation for any Participant who received a hardship distribution under Section 6.1 will, for the year following the year in which such distribution was made, be reduced as provided in Section 6.1(C)(4). If the foregoing limitation is exceeded for any taxable year of the Participant, the Participant will be deemed to have notified the Committee of such excess and the amount of Tax Deferred Contributions in excess of such limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess determined in accordance with Section 9.5, will be distributed to the Participant. Such distribution may be made at any time after the excess amounts are received, but not later than April 15 of the taxable year following the taxable year to which such limitation relates. The amount distributed to a Participant who has made elective deferrals for the taxable year other than pursuant to Section 3.1 will be determined in accordance with written allocation instructions received by the Committee from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Tax Deferred Contributions were made.

9.2. ACTUAL DEFERRAL PERCENTAGE LIMITATIONS.
     ---------------------------------------

     A. Notwithstanding Section 3.1 for any Plan Year, Tax Deferred Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to a Plan Year only to the extent the requirements of Code section 401(k)(3), as set forth at Subsection
         (B), are satisfied. To the extent deemed necessary by the Committee in order to comply with such requirements, the Committee may, in accordance with Plan Rules, prospectively decrease the rate at which a Participant's Eligible Earnings will be reduced.

     B.

         1. The requirements of Code section 401(k)(3) will be satisfied for any Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible employees" and either of the following tests:

             a. the "actual deferral percentage" for eligible employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage for all other eligible employees, multiplied by one and one-quarter; or

             b. the excess of the actual deferral percentage for eligible employees who are Highly Compensated Employees over the actual deferral percentage for all other eligible employees is not more than two percentage points and the actual deferral percentage for such Highly Compensated Employees is not more than the product of the actual deferral percentage of all other eligible employees, multiplied by two.

            2.  For purposes of this section,

                a. "eligible employee" means a Qualified Employee who is eligible to have Tax Deferred Contributions made on his or her behalf for the Plan Year in question or would be so eligible but for a suspension imposed pursuant to Section 3.1(B)(4); and

                b. "actual deferral percentage," with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the amount of Tax Deferred Contributions made on the eligible employee's behalf for that Plan Year, to the eligible employee's Testing Wages for the Plan Year or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the actual deferral percentage, the following rules are applicable.

                    i. If aggregation of Tax Deferred Contributions and Testing Wages is required under Sections 11.15(C) and 11.33(C), the actual deferral percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual deferral percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

                    ii. If any eligible employee is required to be aggregated with more than one family group under Section 11.15(C), all the groups which the eligible employee is aggregated will be treated as a single family group.

                    iii. Any Tax Deferred Contributions made on behalf of an
                         eligible employee who is not a Highly Compensated Employee that are in excess of the limitation of
                         Section 9.1 will be excluded.

                    iv. Any Tax Deferred Contributions that are distributed to the eligible employee pursuant to Section 9.6(C) will be excluded.

                    v. Except as otherwise provided in Treasury Regulations, Tax Deferred Contributions taken into account in determining the actual contribution percentage under
                         Section 9.3(B)(2) will be excluded.

                    vi. To the extent determined by the Committee, all or any portion of the Matching Contribution for the Plan Year on behalf of all or any similarly situated group of eligible employees will be included.

                    vii. Elective contributions under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

                    viii. To the extent required by Treasury Regulations,
                          elective contributions made under any other cash or deferred arrangement of any Affiliated Organization on behalf of any eligible Employee who is a Highly Compensated Employee will be included.

     C. If, for any Plan Year, the requirements of Subsection (B) are not satisfied, the Committee will determine the amount by which Tax Deferred Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (B). The determination will be made by successively decreasing the rate of Eligible Earnings reduction for Highly Compensated Employees who, during the Plan Year, had the greatest percentage of Eligible Earnings reductions made on their behalf, to the next lower percentage, then again decreasing the percentage of such Highly Compensated Employees' Eligible Earnings reductions, together with the percentage of Eligible Earnings reductions of such Highly Compensated Employees who were already at such lower percentage, to the next lower percentage, and continuing such procedure for as many percentage decreases as the Committee deems necessary. The Committee may make such reductions in any amount in lieu of one percent increments.

     D. At such time as the Committee specifies following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the following steps.

         1. The amount of excess Tax Deferred Contributions so determined, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be returned to each such Highly Compensated Employee. The amount to be returned pursuant to the foregoing sentence with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to Tax Deferred Contributions that relate to such Plan Year, determined by assuming that Tax Deferred Contributions in excess of the limitation described in Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.

         2. The Participating Employer will make an additional contribution for the Plan Year pursuant to Section 3.5.

     E. Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual deferral percentage is determined under item (i) of Subsection (B)(2)(b) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Tax Deferred Contributions made on behalf of each with respect to the Plan Year.

     F. To the extent required or permitted by Treasury Regulations, the Committee will or may, as the case may be, apply the limitations described in this section separately to each group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement and those who are not included or are included in a different unit.

9.3. ACTUAL CONTRIBUTION PERCENTAGE LIMITATIONS.

     A. Notwithstanding Section 3.2, for any Plan Year, Matching Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to that Plan Year only to the extent that either of the following tests is satisfied:

         1. the "actual contribution percentage" for "eligible employees" who are Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible employees, multiplied by one and one-quarter; or

         2. the excess of the actual contribution percentage for eligible employees who are Highly Compensated Employees over the actual contribution percentage for all other eligible employees is not more than two percentage points and the actual contribution percentage for Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible employees, multiplied by two.

     B.  For purposes of this section,

         1. "eligible employee" means a Qualified Employee who is eligible to make Voluntary Contributions or to have Matching Contributions made on his or her behalf for the Plan Year in question or would be so eligible but for a suspension imposed pursuant to Section 3.1(B)(4) or 3.3(B)(4), and

         2. the "actual contribution percentage" with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the aggregate amount of Matching Contributions made on behalf of and Voluntary Contributions made by the eligible employee for the Plan Year, to the eligible Employee's Testing Wages for the Plan Year, or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the actual contribution percentage, the following rules are applicable.

            a. If aggregation of contributions and Testing Wages is required under Sections 11.15(C) and 11.33(C), the actual contribution percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual contribution percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

            b. If any eligible employee is required to be aggregated with more than one family group under Section 11.15(C), all the groups with which the eligible employee is aggregated will be treated as a single family group.

            c. Except as otherwise provided in Treasury Regulations, Matching
               Contributions taken into account in determining the actual deferral percentage under Section 9.2(B)(2)(b) will be excluded.

            d. Matching Contributions taken into account for purposes of the minimum contribution required pursuant to Section 13.3(A) will be excluded.

            e. To the extent determined by the Committee, all or any portion of the Tax Deferred Contributions for the Plan Year on behalf of eligible employees will be included.

            f. Matching contributions (within the meaning of Code section
               401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

            g. To the extent required by Treasury Regulations, matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of an Affiliated Organization on behalf of or by any eligible employee who is a Highly Compensated Employee will be included.

     C. If, for any Plan Year, the requirements of Subsection (A) are not satisfied, the Committee will determine the amount by which Voluntary Contributions made by each Highly Compensated Employee for the Plan Year and, if necessary, Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (A), such determination being made in accordance with the procedure described in Section 9.2(C) with respect to prospective decreases in the rate at which Participants' Eligible Earnings are reduced.

     D. At such time as the Committee specifies following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking one or more of the following steps.

         1. The amount of excess Voluntary Contributions and Matching Contributions so determined with respect to each Highly Compensated Employee, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be distributed to such Highly Compensated Employee.

         2. The Participating Employer will make an additional Matching Contribution for the Plan Year pursuant to Section 3.5.

     E. Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual contribution percentage is determined under item (a) of

          Subsection (B)(2) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Voluntary Contributions and Matching Contributions made by and on behalf of each with respect to the Plan Year.

     F. To the extent provided in Treasury Regulations, the limitations described in this section do not apply to any group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement.

9.4.  MULTIPLE USE LIMITATION.

     A. This section applies for any Plan Year for which the sum of the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for eligible employees who are Highly Compensated Employees plus the actual contribution percentage, as determined under Section 9.3(B)(2), for eligible employees who are Highly Compensated Employees, exceeds the "aggregate limit". For purposes of this subsection, the aggregate limit is the greater of:

          1.   The sum of:

               a. the product of one and one-quarter, multiplied by the greater of:

                    i. the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible employees who are not Highly Compensated Employees, or

                    ii. the actual contribution percentage, as determined under
                        Section 9.3(B)(2), for the Plan Year for eligible employees who are not Highly Compensated Employees;

                    plus

               b. the sum of two percentage points plus the lesser of the actual deferral percentage determined under item (i) of clause (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage;

               or

          2.   The sum of:

               a. the product of one and one-quarter, multiplied by the lesser of:

                    i. the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible employees who are not Highly Compensated Employees, or

                    ii. the actual contribution percentage, as determined under
                        Section 9.3(B)(2), for the Plan Year for eligible employees who are not Highly Compensated Employees;

               plus

               b. the sum of two percentage points plus the greater of the actual deferral percentage determined under item (i) of clause (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage.

     B. If, for any Plan Year, the calculations under Subsection (A) require that this section be applied, the Committee will determine the amount by which Voluntary Contributions made by and Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year causes the excess amount determined under Subsection (A), such determination being made in accordance with the provisions of Section 9.3(C). At such time as the Committee specifies following the last day of the Plan Year for which such determination is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the steps described in Sections 9.2(D) and 9.3(D).

     C. To the extent provided in Treasury Regulations, the limitations described in this section to not apply to any group of eligible employees who are included in a unit of Employees covered by a collective bargaining unit.

9.5.  EARNINGS ON EXCESS CONTRIBUTIONS.

      The amount of Fund earnings or losses with respect to the excess amount of contributions returned to a Highly Compensated Employee pursuant to the foregoing provisions of this article is an amount equal to product of the total earnings or losses for the Participant's Account to which the excess contributions were credited for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to the Account for the Plan Year, and the denominator of which is the closing balance of the Account for the Plan Year, decreased by the amount of earnings credited to that Account, or increased by the amount of losses debited to the Account, for the Plan Year.

9.6.  AGGREGATE DEFINED CONTRIBUTION LIMITATIONS.

      A. Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant's Accounts for a Plan Year any amount that would cause the aggregate "annual additions" with respect to the Participant for the Plan Year to exceed the lesser of

          1. $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins) and

          2.   25 percent of the Participant's Section 415 Wages for the Plan
               Year.

     B. For purposes of Subsection (A), the "annual additions" with respect to a Participant for a Plan Year is the sum of:

          1. the aggregate amount of Tax Deferred and Matching Contributions allocated to the Participant's Accounts for the Plan Year (including any such Tax Deferred and Matching Contributions that are distributed pursuant to Section 9.2, 9.3 or 9.4, but excluding any Tax Deferred Contributions in excess of the limitation described in Section 9.1 that are distributed to the Participant by the April 15 following the Plan Year to which the contributions relate) and employer contributions and forfeitures allocated to the Participant's accounts under any other qualified defined contribution plan maintained by an Affiliated Organization for the Plan Year; plus

          2. the aggregate amount of Voluntary Contributions allocated to the Participant's accounts for the Plan Year and voluntary after-tax contributions under any other qualified defined contribution plan maintained by an Affiliated Organization for the Plan Year; plus

          3. the amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a "key employee" (as defined in Section 13.3(C)), to the extent required under Code section 419A(d)(1).

     C.

          1.   If the Committee determines that the limitation under Subsection
               (A) would otherwise be exceeded for a Plan Year, to the extent necessary to prevent such excess from occurring, the amount of Voluntary Contributions and Tax Deferred Contributions made by or on behalf of a Participant will be prospectively reduced.

          2. If a further reduction of contributions is required, the amount of Matching Contributions that would otherwise be allocated to the Participant's Matching Account will be reduced and the aggregate amount of Matching Contributions for the Plan Year will be reduced by the same amount.

          3. If, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant's Eligible Earnings, Tax Deferred Contributions, other elective deferrals within the meaning of Code section 402(g)(3) or Section 415 Wages for the Plan Year, the limitation would otherwise be exceeded, then, to the extent required to prevent such excess,

               a. the amount of Voluntary Contributions made by the Participant for the Plan Year, together with earnings on such contributions, will be returned to the Participant, then

               b. THE AMOUNT OF TAX DEFERRED CONTRIBUTIONS MADE ON BEHALF OF THE PARTICIPANT FOR THE PLAN YEAR, TOGETHER WITH EARNINGS ON SUCH

                    CONTRIBUTIONS, WILL BE DISTRIBUTED TO THE PARTICIPANT
                    AND ANY MATCHING CONTRIBUTIONS ATTRIBUTABLE TO THE AMOUNT SO DISTRIBUTED, TOGETHER WITH EARNINGS ON SUCH CONTRIBUTIONS, WILL BE APPLIED AS PROVIDED IN SECTION 3.2(C). [EFFECTIVE 1/1/93]

9.7.  AGGREGATE DEFINED CONTRIBUTION/DEFINED BENEFIT LIMITATIONS.

      A. In no event will the amount of a Participant's annual additions under the Plan exceed an amount that would cause the decimal equivalent of the sum of the "defined benefit fraction" plus the "defined contribution fraction" to exceed one.

      B. The "defined benefit fraction" is a fraction, the numerator of which is the Participant's aggregate projected annual benefit under all qualified defined benefit pension plans maintained by any Affiliated Organization (determined as of the end of the Plan Year), and the denominator of which is the lesser of:

          1. 125 percent of the maximum dollar benefit limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins under such defined benefit pension plans; and

          2. 140 percent of the average Section 415 Wages of the Participant during the three consecutive Plan Years during which he or she was a Participant in any such defined benefit pension plan which produce the highest average.

     C. The "defined contribution fraction" is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts for the Plan Year under this Plan and all other qualified defined contribution plans maintained by any Affiliated Organization, determined in the manner described in Section 9.6, and the denominator of which is the aggregate of the lesser of:

          1. 125 percent of the maximum annual addition dollar limit in effect under Code section 415(c)(1)(A) for the calendar year during which the Plan Year in question begins; and

          2. 140 percent of 25 percent of the Participant's Section 415 Wages for the Plan Year,

applied for all years during which the Participant was employed with an Affiliated Organization, without regard to whether there was a defined contribution plan in effect during all such years.

     D. At the election of the Committee, for purposes of determining the denominator of the defined contribution fraction with respect to any Plan Year ending after December 31, 1982, the amount taken into account with respect to the Participant for all Plan Years ending before January 1, 1983, may be an amount equal to the product of -

          1. the amount determined to be the denominator for the Plan Year ending on June 30, 1982, multiplied by -

          2. a fraction, the numerator of which is the lesser of $51,875, or the product of 1.4, multiplied by 25 percent of the amount of the Participant's Testing Wages for the

               Plan Year ending on June 30, 1981, and the denominator of which is the lesser of $41,500, or 25 percent of the amount of the Participant's Testing Wages for the Plan Year ending on June 30, 1981.

     E. If the annual additions that would otherwise be made with respect to a Participant for a Plan Year would cause the limitation of Subsection
          (A) to be exceeded, the Participant's benefit under one or more qualified defined benefit pension plans maintained by an Affiliated Organization will, to the extent provided in such plans, be reduced to the extent necessary to prevent such excess from occurring, and, if a sufficient reduction cannot be made under such plans, the provisions of Section 9.6(C) will be applied to reduce the amount of the annual additions to the Participant's Accounts under this Plan for such Plan Year to the extent necessary to prevent such excess.

9.8.  COMMITTEE'S DISCRETION.

      Notwithstanding the foregoing provisions of this article, the Committee may, in its discretion, apply the provisions of Sections 9.1 through 9.7 in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Committee good faith application of Treasury Regulations is binding on all Participants and Beneficiaries.

                                    ARTICLE
                                      10.
                           AMENDMENT AND TERMINATION
                           -------------------------

10.1.  ADOPTION BY AFFILIATED ORGANIZATIONS.

       An Affiliated Organization may adopt this Plan and become a Participating Employer by furnishing to the Committee a certified copy of a resolution of its Board adopting the Plan. Any adoption of the Plan by an Affiliated Organization, however, must either be authorized by the Committee in advance or be ratified by the Committee prior to the end of the fiscal year of such Affiliated Organization in which it adopts the Plan.

10.2.  AUTHORITY TO AMEND AND PROCEDURE.

       A. The Company reserves the right to amend the Plan at any to any extent that it may deem advisable. Each amendment will be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary. On and after the effective date of the amendment, all interested persons will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued or vested or of any option with respect to the form of such benefit that is protected by Code section 411(d)(6), except that any amendment that is required to conform the Plan with government regulations so as to qualify the Trust for income tax exemption may be made retroactively to the Effective Date of the Plan or to any later date.

       B. If the schedule for determining the extent to which benefits under the Plan are vested is changed, whether by amendment or on account of the Plan's becoming or ceasing to be a top-heavy plan, each Participant with at least three years of service may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election to the Committee within the period beginning on the date such change was adopted (or the Plan's top heavy status changed) and ending 60 days after the latest of (1) the date such change is adopted, (2) the date such change becomes effective or (3) the date the Participant is issued notice of such change by the Committee or the Trustee. Except as otherwise provided in an amendment permitted by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of the value of his or her Accounts that was accrued as of the date of such elimination, distributed in the optional form of benefit payment that was eliminated.

       C. The provisions of the Plan in effect at the termination of a Participant's employment will, except as specifically otherwise provided by a subsequent amendment, continue to apply to such Participant.

10.3.  AUTHORITY TO TERMINATE AND PROCEDURE.

       THE COMPANY EXPECTS TO CONTINUE THE PLAN INDEFINITELY BUT RESERVES THE RIGHT TO TERMINATE THE PLAN IN ITS ENTIRETY AT ANY TIME. EACH PARTICIPATING EMPLOYER EXPECTS TO CONTINUE ITS PARTICIPATION IN THE PLAN INDEFINITELY BUT RESERVES THE RIGHT TO CEASE ITS PARTICIPATION IN THE PLAN AT ANY TIME. THE PLAN WILL TERMINATE IN ITS ENTIRETY AS OF THE DATE SPECIFIED IN A WRITTEN INSTRUMENT ADOPTED BY THE COMPANY'S BOARD AND EXECUTED IN THE MANNER OF AN AMENDMENT. THE PLAN WILL TERMINATE WITH RESPECT TO A PARTICULAR PARTICIPATING EMPLOYER AS OF THE DATE SPECIFIED IN A WRITTEN INSTRUMENT ADOPTED BY THE PARTICIPATING EMPLOYER'S BOARD AND EXECUTED IN THE MANNER OF AN AMENDMENT. [EFFECTIVE 1/1/93]


10.4. DISTRIBUTION FOLLOWING TERMINATION, PARTIAL TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS.

       After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Section 8.1 as if such event had not occurred or, if the Committee so directs in accordance with Treasury Regulations, will distribute to each Participant or Beneficiary of any deceased Participant the entire balance of his or her Accounts.

                                    ARTICLE
                                      11.
                 DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS
                 ---------------------------------------------

The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.

11.1.  ACCOUNT.

       An "Account" with respect to a Participant is any or all of the accounts maintained on his or her behalf pursuant to Section 4.1, as the context requires.

11.2.  AFFILIATED ORGANIZATION.

       An "Affiliated Organization" is -

       a. for purposes of applying the limitations set forth at Sections 9.6 and 9.7 of the Plan, any member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(C)) that includes the Company or any trade or business (whether or not incorporated) that is controlled (within the meaning of Code section 414(c)) by the Company, the determination of any such corporation or trade or business being made under Code section 1563(a) by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" wherever it appears in such Code section, and

       b. for all other purposes, any corporation that is a member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company, any trade or business (whether or not incorporated) that is controlled (within the meaning of Code section 414(c)) by the Company, any member of an "affiliated service group" (within the meaning of Code section 414(m)) of which the Company is a member or any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations thereunder.

11.3.  BENEFICIARY.

       A "Beneficiary" is a person designated or otherwise determined under the provisions of Section 8.2 as the distributee of benefits payable after the death of a Participant. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or rights under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

11.4.  BOARD.

       The "Board" is the board of directors of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors of the Affiliated Organization in question.

11.5.  CODE.

       The "Code" is the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

11.6.  COMMITTEE.

       THE "COMMITTEE" IS THE BENEFITS ADMINISTRATION COMMITTEE CONSTITUTED UNDER ARTICLE XII. [EFFECTIVE 1/1/93]

11.7.  COMPANY.

       The "Company" is Jostens, Inc. or any successor thereto.

11.8.  CONSENT OF SPOUSE.

       Whenever the consent of a Participant's spouse is required with respect to any act of the Participant, such consent will be deemed to have been obtained only if:

       (a) the Participant's spouse executes a written consent to such act, which consent acknowledges the effect of such act and is witnessed by a notary public; or

       (b) the Committee determines that no such consent can be obtained because the Participant has no spouse, because the Participant's spouse cannot be located, or because of such other circumstances as may, under Treasury Regulations, justify the lack of such consent.

Any such consent by the Participant's spouse or such determination by the Committee that such spouse's consent is not required is effective only with respect to the particular spouse of the Participant who so consented or with respect to whom such determination was made. Any such consent by the Participant's spouse to an act of the Participant under the Plan is irrevocable with respect to that act.

11.9.  DISABLED.

       A Participant will be considered to be "Disabled" only if the Committee determines that he or she is unable to perform each and every duty of his or her occupation on the basis of a report of a medical doctor approved by the Committee; provided, that the Committee may accept or require, either in addition to or in lieu of such doctor's determination, proof of the Participant's eligibility for disability benefits under the Social Security Act.

11.10. ELIGIBLE EARNINGS.

       A. The "Eligible Earnings" of a Participant from a Participating Employer for any Plan Year are the following elements of the Participant's earnings that are received by the Participant from the Participating Employer for the portion of the Plan Year during which he or she is eligible to participate in the Plan: basic or regular wages or salary, overtime pay, shift differential pay, commissions for Participants who are commercial sales representatives for the Company's Printing and Publishing Division, bonus, pay raise received in the form of a lump sum payment, sick pay, holiday pay, vacation pay, severance pay, short-term disability pay and such other elements of earnings as specified in Plan Rules. The amount determined pursuant to the foregoing sentence will be increased by the amount of Eligible Earnings reductions experienced by the Participant pursuant to the provisions of this Plan, any other plan maintained by a Participating Employer that contains a cash or deferred arrangement pursuant to Code section 401(k) and any cafeteria plan maintained by a Participating Employer pursuant to Code section 125 for the portion of the Plan Year, to the extent such reductions are not otherwise included for the portion of the Plan Year. Further increases or decreases may be made to Eligible Earnings for any amounts of an unusual or nonrecurring nature, as specified in Plan Rules.

       B. Notwithstanding Subsection (A), in no event will a Participant's Eligible Earnings for any Plan Year beginning after December 31, 1993 be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

       C. In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 11.15(A), or of a Highly Compensated Employee described in clause (2) or (3) of Section 11.15(A) whose "compensation" (as defined in Section 11.15(B)(2)) for a Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year in question as if they were a single Participant.

11.11. EMPLOYEE.

       An "Employee" is any individual who is classified by an Affiliated Organization as a common-law employee of the Affiliated Organization.

11.12. FUND.

       The "Fund" is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in Section 5.1.

11.13. GOVERNING LAW.

       To the extent that state law is not preempted by provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other laws of the United States, this Plan will be administered, construed and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of law rules.

11.14. HEADINGS.

The headings of articles and sections are included solely for convenience. If there exists any conflict between such headings and the text of the Plan, the text controls.

11.15.  HIGHLY COMPENSATED EMPLOYEE.
------  ----------------------------

     A. A "Highly Compensated Employee" for any Plan Year is any employee who -

          1. at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than five percent of the outstanding stock of an Affiliated Organization or stock possessing more than five percent of the total combined voting power of all outstanding stock of an Affiliated Organization, or

          2.   during the Plan Year preceding such Plan Year -

               a. received compensation in excess of $75,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), or

               b. received compensation in excess of $50,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(C) for the calendar year during which the Plan Year in question begins) and whose compensation exceeded the compensation of at least 80 percent of all employees, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees who (i) have completed less than six months of service with the Affiliated Organizations, (ii) normally work fewer than 17-1/2 hours per week for the Affiliated Organizations, (iii) normally work for the Affiliated Organizations during not more than six months during any calendar year, or (iv) have not attained age 21, or

               c. was at any time an officer of an Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) and received compensation in excess of 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins, but in no case will there be taken into account more than the lesser of (i) 50 persons, or (ii) the greater of three persons or ten percent of the aggregate number of employees, excluding, for the purpose of determining the number of such officers, any employees who are excluded pursuant to clause (b); or, if no officer of an Affiliated Organization received compensation in excess of such amount, the officer with the highest compensation for the Plan Year, or

          3. during such Plan Year, is described in items (a), (b) or (c) of clause (2) and received compensation in an amount that is not less than the amount of compensation received by at least 100 other employees.

     B.   For purposes of this section,

          1. an "employee" is any individual who is not described in clause (b) of Section 11.27 and who, during the Plan Year for which the determination is being made, performs services for an Affiliated Organization as -

              a.    a common law employee,

              b.    an employee pursuant to Code section 401(c)(1), or

              c. a leased employee who is treated as an employee of an Affiliated Organization pursuant to Code section 414(n)(2) or 414(o)(2), and

          2. "compensation" for any period means an employee's Section 415 Wages for the period increased by the amount of any reductions to the employee's compensation for the period in connection with an election by the employee made pursuant to a plan maintained by an Affiliated Organization under Code section 125 or 401(k).

     C. For purposes of applying Sections 9.2, 9.3 and 9.4, any employee who is the spouse, a lineal ascendant or descendant or the spouse of a lineal ascendant or descendant of a Highly Compensated Employee described in clause (1) of Subsection (A), or of a Highly Compensated Employee described in clause (2) or (3) of Subsection (A) whose compensation for the Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, will not be considered a separate employee and any Eligible Earnings with respect to such employee, and any contributions allocated to the employee's Accounts under this Plan if the employee is a Participant, will be deemed to have been paid to, or allocated to the Accounts of, such Highly Compensated Employee.

11.16.  HOUR OF SERVICE.

     An "Hour of Service" is an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Organization.

11.17.  IRA TAX DEDUCTIBLE ACCOUNT.

     The "IRA Tax Deductible Account" is the account established pursuant to clause (e) of Section 4.1 to evidence transfers of a Participant's tax-deductible and rollover accounts under the Jostens Individual Retirement Plan.

11.18.  JOSTENS STOCK.

     "Jostens Stock" means common stock issued by the Company.

11.19.  MATCHING ACCOUNT.

     The "Matching Account" is the account established pursuant to clause (b) of
     Section 4.1 to evidence Matching Contributions made on behalf of a Participant.

11.20.  MATCHING CONTRIBUTIONS.

     "Matching Contributions" mean contributions made by the Participating Employer on behalf of Participants pursuant to Section 3.2.

11.21.  NUMBER AND GENDER.

     Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

11.22.  PARTICIPANT.

     A "Participant" is an individual who has satisfied the eligibility requirements of Article II, following initial hire or rehire, as the case may be, with respect to whom contributions have been made and who has not ceased to be a Participant pursuant to Section 2.6.

11.23.  PARTICIPATING EMPLOYER.

     A "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires, and their respective successors. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees or upon its ceasing to be an Affiliated Organization.

11.24.  PLAN.

     The "Plan" is that set forth in this instrument as it may be amended from time to time.

11.25.  PLAN RULE.

     A "Plan Rule" is a rule, policy, practice or procedure adopted by the Committee pursuant to Section 12.2.

11.26.  PLAN YEAR.

     A "Plan Year" is the 12-month period beginning on July 1 and ending on June 30 of the following year.

11.27.  QUALIFIED EMPLOYEE.

     A "Qualified Employee" is an individual who is an Employee of a Participating Employer, other than such an individual who is

     a. compensated in whole or in part on a commission basis (other than commercial sales representatives for the Company's Printing and Publishing Division),

     b. a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), or

     c. covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and a Participating Employer, and is not, as a result of such bargaining, specifically covered by this Plan.

11.28.  ROLLOVER ACCOUNT.

     The "Rollover Account" is the account established pursuant to clause (d) of
     Section 4.1 to evidence the amounts, if any, rolled over from an individual retirement arrangement or another qualified plan, or transferred directly from another qualified plan with respect to a Participant, pursuant to
     Section 3.4.

11.29.  SECTION 415 WAGES.

     A. An individual's "Section 415 Wages" for any period is the sum of all remuneration received by the individual during such period from all Affiliated Organizations that constitutes "compensation" within the meaning of Code section 415(c)(3) and Treasury Regulations thereunder.

     B. The Committee may, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Section 415 Wages for the Plan Year; provided that for each purpose under this Plan, the Committee's determination will be uniform throughout any Plan Year.

     C. Section 415 Wages will not include the amount by which an individual's remuneration is reduced in connection with an election by the individual made pursuant to a plan maintained under Code section 125 or 401(k).

11.30.  TAX DEFERRED ACCOUNT.

     "Tax Deferred Account" is the account established pursuant to clause (a) of
     Section 4.1 to evidence Tax Deferred Contributions made on behalf of a Participant.

11.31.  TAX DEFERRED CONTRIBUTIONS.

     "Tax Deferred Contributions" mean contributions made by Participating Employers on behalf of Participants pursuant to Section 3.1.

11.32.  TERMINATION OF EMPLOYMENT.

     A. For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has completely severed his or her employment relationship with all Affiliated Organizations or become Disabled. Neither transfer of employment among Affiliated Organizations nor absence from active service by reason of disability leave, other than in connection with his or her becoming Disabled, or any other leave of absence will constitute a termination of employment.

        B. A Participant will be deemed to have terminated employment in conjunction with the disposition of all or any portion of the business operation of an Affiliated Organization which is a disposition of a subsidiary or of substantially all of the assets used in a trade or business of an Affiliated Organization within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied.

        C. A Participant who, in conjunction with the disposition of all or any portion of a business operation of an Affiliated Organization which is not described in Subsection (B), transfers employment to the acquiror of such business operation or to any affiliate of such acquiror will not be considered to have terminated employment. If a Participant is deemed to have continued employment by reason of the preceding sentence, such sentence will continue to apply to such Participant in the event of any subsequent transfer of employment in conjunction with the disposition of all or any portion of a business operation of the initial acquiror or any subsequent acquirors which is not a disposition of a subsidiary of such acquiror or of substantially all of the assets used in a trade or business of such acquiror within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied. Except in conjunction with such a disposition of a subsidiary or substantially all of the assets used in a trade or business of the seller, such a Participant will be considered to have terminated employment only when he or she has severed the employment relationship with all such acquirors and their affiliates.

11.33.  Testing Wages.

        A.   An individual's "Testing Wages" for any period is his or her
             Section 415 Wages for such period increased by the amount of any reductions to the individual's compensation for the period in connection with an election by the individual under a plan maintained by an Affiliated Organization under Code section 125 or 401(k).

        B. Notwithstanding Subsection (A), in no event will a Participant's Testing Wages for any Plan Year beginning after December 31, 1993 be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

        C. In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 11.15(A), or of a Highly Compensated Employee described in clause (2) or (3) of Section 11.15(A) whose "compensation" (as defined in Section 11.15(B)(2) for a Plan Year is not less than the Testing Wages of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year in question as if they were a single Participant.

11.34.  Treasury Regulations.

        "Treasury Regulations" mean regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of, this Plan.

11.35.  Trust.

        The "Trust" is that created for purposes of implementing benefits under the Plan, and may, as from time to time amended, be referred to as the "Jostens 401(k) Master Trust."

11.36.  Trustee.

        The "Trustee" is the corporation and/or individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.

11.37.  Voluntary Account.

        The "Voluntary Account" is the account established pursuant to clause
        (c) of Section 4.1 to evidence Voluntary Contributions made by a Participant.

11.38.  Voluntary Contributions.

        "Voluntary Contributions" means contributions made by a Participant pursuant to Section 3.3

                                 ARTICLE
                                   12.
                          ADMINISTRATION OF PLAN
                          ----------------------

12.1.   Benefits Committee, Named Fiduciary.

        A. THE GENERAL ADMINISTRATION OF THE PLAN AND THE DUTY TO CARRY OUT ITS PROVISIONS IS VESTED IN THE CHIEF EXECUTIVE OFFICER OF THE COMPANY, WHO IS A "NAMED FIDUCIARY" OF THE PLAN FOR PURPOSES OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED. THE CHIEF EXECUTIVE OFFICER WILL APPOINT A BENEFITS ADMINISTRATION COMMITTEE OF TWO OR MORE MEMBERS TO SERVE AT HIS OR HER PLEASURE. SUCH BENEFITS ADMINISTRATION COMMITTEE IS A "NAMED FIDUCIARY" OF THE PLAN TO THE EXTENT OF ITS ADMINISTRATIVE DUTIES AND RESPONSIBILITIES UNDER THE PLAN. THE BENEFITS ADMINISTRATION COMMITTEE WILL POSSESS THOSE RIGHTS, POWERS AND DUTIES SPECIFICALLY DELEGATED TO IT UNDER THE TERMS OF THE PLAN, TOGETHER WITH SUCH OTHER ADMINISTRATIVE DUTIES AS MAY FROM TIME TO TIME BE DELEGATED BY THE CHIEF EXECUTIVE OFFICER. THE BENEFITS ADMINISTRATION COMMITTEE MAY ADOPT BYLAWS FOR THE CONDUCT OF ITS AFFAIRS, MAY APPOINT A SECRETARY (WHO NEED NOT BE A MEMBER OF THE BENEFITS ADMINISTRATION COMMITTEE) TO KEEP ITS RECORDS AND MAY DELEGATE TO SUCH OF ITS MEMBERS AS IT MAY SELECT THE AUTHORITY TO EXECUTE AND DELIVER SUCH DOCUMENTS AS MAY BE ADOPTED OR AUTHORIZED BY THE BENEFITS ADMINISTRATION COMMITTEE. [EFFECTIVE 1/26/95]

        B. The Committee may delegate to any Employee or other person, whether or not such Employee or person is a Committee member, authority to perform any ministerial act or fiduciary duty. Any such delegation of fiduciary duty must be in writing and must be furnished to the person to whom the duty is delegated. Upon such person's filing an acknowledgment and acceptance of such delegation, that person will become a fiduciary of the Plan with respect to that duty and, to the extent allowed under applicable law, the Committee will be relieved of fiduciary responsibility with respect to that duty. Such person's fiduciary responsibility with respect to that duty will terminate upon revocation of such delegation by the Committee or upon revocation of such acceptance by such person. Any such revocation must be in writing, and will be effective upon delivery thereof to the person to whom the duty was delegated or to a member of the Committee, as the case may be.

12.2.   Plan Rules.

        The Committee has discretionary power and authority to make and enforce such Plan Rules as the Committee deems necessary or advisable for the administration of the Plan and to modify or rescind any such Plan Rules. Plan Rules will be uniform and nondiscriminatory with respect to similarly situated persons.

12.3.   Discretionary Actions.

        The Committee has discretionary power and authority to make all determinations necessary or advisable for the administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the

        Plan and Plan Rules, including the power to remedy possible ambiguities, inconsistencies, omissions or erroneous Account balances. To the extent allowed by applicable law, all rules, regulations, determinations and remedies so made are final and binding on all Participants, Beneficiaries and other interested parties. In the exercise of its discretionary powers, the Committee will treat all persons similarly situated in a uniform matter.

12.4.   Compensation

        Committee members will not receive compensation from the Plan or Trust for their services as such, but they are entitled to reimbursement for all sums reasonably and necessarily expended by them in the performance of their duties.

12.5.   Professional Assistance.

        The Committee may retain such accounting, recordkeeping, legal and clerical services as they reasonably deem to be required in the administration of the Plan, and may pay reasonable compensation for such services. The Committee is entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished to them by such persons and on all information, elections and designations furnished to them by Participants and Participating Employers.

12.6.   Payment of Administrative Costs.

        Reimbursements under Section 12.4, compensation under Section 12.5 and all other costs of establishing and administering the Plan may, at the sole discretion of the Committee, be paid by the Trustee from the Fund, upon statements issued by the Committee, but to the extent not so paid, will be paid by the Participating Employers.

12.7.   Indemnification.

        The Participating Employers jointly and severally agree to indemnify the Committee members, and each director, officer and Employee against any and all liabilities, losses, costs and reasonable expense (including legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such person at any time by reason of such person's administrative services in connection with the Plan pursuant to this article, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises, The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this section, unless they are determined to be due to gross negligence or intentional misconduct.

12.8.   Benefit Claim Procedure.

        Within a reasonable time following termination of a Participant's employment, the Committee will notify the Participant or the Beneficiary, of the amount of benefits, if any, payable under the Plan. Not later than 30 days after receipt of such notice, the Participant or Beneficiary, as the case may be, may file with the Committee a written claim objecting to the amount of benefits payable under the Plan. Not later than 90 days after receipt of such claim, the Committee will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Committee's written decision, the claimant may file with the Committee a written request for review of the Committee's decision, and the claimant or the representative may thereafter review Plan documents that relate to the claim and submit written comments to the Committee. Not later than 60 days after receiving such request, the Committee will afford the claimant or the representative an opportunity to present the claim in person to the Committee. Not later than 60 days after such presentation or, if there is no such presentation, not later than 60 days after the Committee's receipt of the request for review, the Committee will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Committee must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Committee's control so require and if notice of such extension is given to the claimant. A PARTICIPANT OR BENEFICIARY MUST EXHAUST THE PROCEDURE DESCRIBED IN THIS SECTION BEFORE MAKING ANY CLAIM OF ENTITLEMENT TO BENEFITS PURSUANT TO THE PLAN IN ANY COURT OR OTHER PROCEEDING. [EFFECTIVE 1/1/93]

12.9.   Disputes.

        A. THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA IS A PROPER VENUE FOR ANY ACTION INITIATED BY OR AGAINST JOSTENS, INC., ANY PARTICIPATING EMPLOYER, THE COMMITTEE OR ANY OTHER FIDUCIARY IN THE CASE OF ANY DISPUTE WITH A PARTICIPANT OR BENEFICIARY RELATING TO OR ARISING FROM THE PLAN AND SUCH COURT WILL HAVE PERSONAL JURISDICTION OVER ANY PARTICIPANT OR BENEFICIARY NAMED IN THE ACTION.

        B. REGARDLESS OF WHERE AN ACTION RELATING TO OR ARISING FROM THE PLAN IS PENDING, THE LAW AS STATED AND APPLIED BY THE UNITED STATES COURT OF APPEALS FOR THE EIGHTH CIRCUIT OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA WILL APPLY TO AND CONTROL ALL ACTIONS RELATING TO THE PLAN BROUGHT AGAINST THE PLAN, JOSTENS, INC., ANY PARTICIPATING EMPLOYER, THE COMMITTEE OR ANY OTHER FIDUCIARY OR AGAINST ANY PARTICIPANT OR BENEFICIARY.

12.10.  Correction of Errors.

        IF THE COMMITTEE DETERMINES THAT, BY REASON OF ADMINISTRATIVE ERROR OR OTHER CAUSE ATTRIBUTABLE TO A PARTICIPATING EMPLOYER, THE ACCOUNT OF ANY PARTICIPANT HAS INCURRED A LOSS, THE COMMITTEE MAY ENTER INTO AN AGREEMENT WITH THE PARTICIPATING EMPLOYER UNDER WHICH THE ACCOUNT IS FULLY RESTORED AND MAY, UPON SUCH RESTORATION, RELEASE THE PARTICIPATING EMPLOYER FROM FURTHER RESPONSIBILITY. [EFFECTIVE 6/2/95]

                                    ARTICLE
                                      13.
                                 MISCELLANEOUS
                                 -------------

13.1.  MERGER, CONSOLIDATION, TRANSFER OF ASSETS.

       A. If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

       B. If any other Plan is merged into this Plan, any provisions unique to the Accounts resulting from the merger will be set forth on an exhibit to the Plan.

13.2.  LIMITED REVERSION OF FUND.

       A. Except as provided in Subsection (B), no corpus or income of the Trust will at any time revert to a Participating Employer or be used other than for the exclusive benefit of Participants and their Beneficiaries by paying benefits and administrative expenses of the Plan.

       B. Notwithstanding any contrary provision in the Plan,

          1. All contributions made by a Participating Employer to the Trustee prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under Code section 401(a) and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to such Participating Employer, upon the Participating Employer's written request, if the Internal Revenue Service rules that the Plan, as adopted by that Participating Employer, is not qualified or the Trust is not tax exempt; provided, that the Participating Employer requests such determination within a reasonable time after adoption of the Plan and the repayment by the Trustee to such Participating Employer is made within one year after the date of denial of qualification of the Plan; and

          2. To the extent a contribution is made by a Participating Employer by a mistake of fact or a deduction is disallowed a Participating Employer under Code section 404, the Trustee will repay the contribution to such Participating Employer upon the Participating Employer's written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be. Each contribution to the Plan by a Participating Employer is expressly conditioned on such contribution being fully deductible by the Participating Employer under Code section 404.

13.3.  TOP-HEAVY PROVISIONS.

       A.

          1. Notwithstanding the provisions of Sections 3.1 and 3.2 no contributions will be made and allocated on behalf of any "key employee" for any Plan Year during which the Plan is a top-heavy plan, unless the amount of contributions (excluding Tax Deferred Contributions) made and allocated for such Plan Year on behalf of each Participant who is not a key employee and who is employed with an Affiliated Organization on the last day of the Plan Year, expressed as a percentage of the Participant's Testing Wages for the Plan Year, is at least equal to the lesser of

             a. three percent, or

             b. the largest percentage of such Testing Wages at which
                contributions (including Tax Deferred Contributions) are made and allocated on behalf of any key employee for such Plan Year.

          2. If in addition to this Plan, an Affiliated Organization maintains another qualified defined contribution plan or qualified defined benefit plan during a Plan Year, the provisions of clause (1) will be applied for such Plan Year -

             a. by taking into account employer contributions (other than elective deferrals for a non-key employee) on behalf of the Participant under all such defined contribution plans;

             b. without regard to any Participant who is not a key employee and whose accrued benefit, expressed as a single life annuity, under such defined benefit plans for such Plan Year is not less than the product of -

                i. the Participant's average Testing Wages for the period of consecutive years (not exceeding five) when the Participant had the highest aggregate Testing Wages, disregarding years not taken into account as years of service, multiplied by

                ii. the lesser of (A) two percent per year of service,
                    disregarding years of service beginning after the close of the last Plan Year in which such defined benefit plan was a top heavy plan, or (B) 20 percent.

       B. For purposes of Subsection (A),

          1.

             a. The Plan will be a "top-heavy plan" for a particular Plan Year if, as of the last day of the initial Plan Year or, with respect to any other Plan Year, as of the last day of the preceding Plan Year, the aggregate of the Account balances of key employees is greater than 60 percent of the aggregate of the Account balances of all Participants.

             b. For purposes of calculating the aggregate Account balances for both key employees and employees who are not key employees:

                i. Any distributions made within the five-year period preceding the Plan Year for which the determination is being made, other than a distribution transferred or rolled over to a plan maintained by an Affiliated Organization, will be included;

                ii. Amounts transferred or rolled over from a plan not maintained by an Affiliated Organization at the initiation of the Participant will not be included;

                iii. The Account balances of any key employee and any employee who is not a key employee who has not performed an Hour of Service at any time during the five-year period ending on the date as of which the determination is being made will not be included; and

                iv. The terms "key employee" and "employee" include the Beneficiaries of such persons who have died.

          2.

             a. Notwithstanding the provisions of clause (1), this Plan will not be a top-heavy plan if it is part of either a "required aggregation group" or a "permissive aggregation group" and such aggregation group is not top-heavy. An aggregation group will be top-heavy if the sum of the present value of accrued benefits and account balances of key employees is more than 60 percent of the sum of the present value of accrued benefits and account balances for all Participants, such accrued benefits and account balances being calculated in each case in the same manner as set forth in clause (1).

             b. Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy.

             c. If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy, required aggregation group will be top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

          3. The "required aggregation group" consists of (i) each plan of an Affiliated Organization in which a key employee participates, and
             (ii) each other plan of that enables a plan in which a key employee participates to meet the nondiscrimination requirements of Code sections 401(a)(4) and 410.

          4. A "permissive aggregation group" consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken together, satisfy the requirements of Code sections 401(a)(4) and 410.

          5. For purposes of applying clauses (2), (3) and (4) of this Subsection (B), any qualified defined contribution plan maintained by an Affiliated Organization at any time within the five-year period preceding the Plan Year for which the determination being made which, as of the date of such determination, has been formally terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants or their beneficiaries, will be taken into account to the extent required or permitted under such clauses and under Code section 416.

       C. A "key employee" is any person who is or was employed with an Affiliated Organization and who, at any time during the Plan Year in question or any of the preceding four Plan Years is or was:

          1. An officer of the Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) whose compensation for such Plan Year exceeds 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year during which such Plan Year begins, but in no case will there be taken into account more than the lesser of (a) 50 persons, or (b) the greater of (i) three persons or (ii) ten percent of the number of the Affiliated Organization's employees, excluding for purposes of determining the number of such officers, any employees that are excluded pursuant to Section 11.15(A)(2)(b);

          2. The owner of an interest in an Affiliated Organization, including business entities that are required to be aggregated under Code section 414(b), (c) or (m), that is not less than the interest owned by at least ten other persons employed with the Affiliated Organization; provided, that, such owner will not be a key employee solely by reason of such ownership for a Plan Year if he or she does not own more than one-half of one percent of the value of the outstanding interests of the Affiliated Organization or if the amount of his or her compensation for such Plan Year is less than the amount in effect under Code section 415(c)(1)(A) for the calendar year during which such Plan Year begins;

          3. The owner of more than five percent of the Affiliated Organization's outstanding stock or more than five percent of the total combined voting power of the Affiliated Organization's stock; or

          4. The owner of more than one percent of the Affiliated Organization's outstanding stock or more than one percent of the total combined voting power of the Affiliated Organization's stock, whose compensation for such Plan Year exceeds $150,000.

For purposes of this Subsection (C), the term "compensation" has the same meaning as in Section 11.15(B)(2) and ownership of an Affiliated Organization's stock will be determined in accordance with Code section 318; provided, that subparagraph 318(a)(2)(C) will be applied by substituting the phrase "5 percent" for the phrase "50 percent" wherever it appears in such Code section.

       D. If an Affiliated Organization maintains a qualified defined contribution plan and a qualified defined benefit pension plan, the limitation on combined contributions and accrued benefits will be adjusted by substituting "100 percent" for "125 percent" in the definitions of the defined benefit fraction and the defined contribution fraction in Section 9.7; provided, first, that this Subsection (D) will be applied prospectively only to prohibit additional contributions allocated, and forfeitures reallocated, to and defined benefit accruals for, a Participant and will not reduce any allocations or reallocations made to, or benefits accrued for, such Participant prior to the Plan Year for which it first becomes effective; and, second, that if the Plan would not be a top heavy plan if "90 percent" were substituted for "60 percent" in clause (1)(a) of Subsection (B), this Subsection (D) will not apply if -

          1. the aggregate employer contribution (other than elective deferrals for a non-key employee) under all such qualified defined contribution plans on behalf of each Participant who is not a key employee and who is employed with an Affiliated Organization on the last day of the Plan Year is not less than seven and one-half percent of his or her Testing Wages for the Plan Year, or

          2. the accrued benefit for each Participant under the qualified defined benefit pension plan is not less than the benefit described in Subsection (A)(2)(b), applied by substituting "3 percent" for "2 percent" in item (A) of clause (ii) and "30 percent" for "20 percent" in item (B) of clause (ii).

13.4.  NO EMPLOYMENT RIGHTS CREATED.

       The establishment of the Plan neither gives any Employee a right to continuing employment nor limits the right of an Affiliated Organization to discharge the Employee or otherwise deal with the Employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.

                                   EXHIBIT A

              SPECIAL RULES FOR EMPLOYEES OF WICAT SYSTEMS, INC.
              --------------------------------------------------

13.5. APPLICATION OF EXHIBIT. THE PROVISIONS OF THIS EXHIBIT APPLY TO ALL EMPLOYEES OF WICAT SYSTEMS, INC.

13.6. ELIGIBILITY. AN EMPLOYEE WHO, ON JUNE 1, 1995, WAS A PARTICIPANT IN THE JOSTENS LEARNING CORPORATION 401(K) RETIREMENT SAVINGS PLAN AND ON JUNE 2, 1995 BECAME A QUALIFIED EMPLOYEE IS ELIGIBLE TO PARTICIPATE IN THE PLAN ON JULY 1, 1995. EACH OTHER EMPLOYEE TO WHOM THIS EXHIBIT APPLIES WILL BECOME ELIGIBLE TO PARTICIPATE IN THE PLAN IN ACCORDANCE WITH
       SECTION 2.1.

13.7. CONTRIBUTIONS. (A) MATCHING CONTRIBUTIONS. THE PROVISIONS OF SECTIONS 3.2(A), 3.2(B) AND 3.2(D) DO NOT APPLY TO PARTICIPANTS TO WHOM THIS EXHIBIT APPLIES. IN LIEU OF SUCH PROVISIONS, THE FOLLOWING PROVISIONS APPLY.

       A. SUBJECT TO CLAUSE (2) OF THIS SUBSECTION (A), SECTION 3.2(E) AND THE LIMITATIONS OF ARTICLE IX, FOR EACH PLAN YEAR, THE PARTICIPATING EMPLOYER OF EACH PARTICIPANT TO WHOM THIS EXHIBIT A APPLIES WILL MAKE A MATCHING CONTRIBUTION TO THE TRUST ON BEHALF OF SUCH PARTICIPANT IN AN AMOUNT, IF ANY, EQUAL TO A PERCENTAGE SPECIFIED BY THE COMPANY'S BOARD OF THAT PORTION OF THE TAX DEFERRED CONTRIBUTIONS MADE BY THE PARTICIPATING EMPLOYER ON THE PARTICIPANT'S BEHALF FOR THE PLAN YEAR THAT DOES NOT EXCEED $3000.

       B. TO BE ELIGIBLE TO HAVE A MATCHING CONTRIBUTION MADE ON HIS OR HER BEHALF FOR A PLAN YEAR, A PARTICIPANT TO WHOM THIS EXHIBIT APPLIES MUST HAVE EITHER

          1. BEEN EMPLOYED OR ON LAYOFF STATUS WITH AN AFFILIATED ORGANIZATION ON THE LAST DAY OF THE PLAN YEAR, OR

          2. TERMINATED EMPLOYMENT DURING THE PLAN YEAR

             a. IN CIRCUMSTANCES THAT WOULD ENTITLE THE PARTICIPANT TO IMMEDIATE
                COMMENCEMENT OF ANY EARLY OR NORMAL RETIREMENT BENEFIT UNDER THE TERMS OF A QUALIFIED DEFINED BENEFIT PENSION PLAN SPONSORED BY AN AFFILIATED ORGANIZATION (WHETHER OR NOT THE PARTICIPANT PARTICIPATES IN ANY SUCH PLAN),

             b. ON ACCOUNT OF THE PARTICIPANT'S DEATH, OR

             c. ON ACCOUNT OF THE PARTICIPANT'S BECOMING DISABLED;

          PROVIDED, THAT THIS CONDITION WILL BE APPLIED ONLY ONCE WITH RESPECT TO A PARTICIPANT, SUCH SOLE APPLICATION BEING MADE FOR THE PLAN YEAR DURING WHICH THIS CLAUSE (B) FIRST APPLIES AND THE CONDITION UNDER CLAUSE (A) IS NOT SATISFIED.

          THE COMMITTEE MAY BUT IS NOT REQUIRED TO WAIVE OR MODIFY IN A UNIFORM AND EQUITABLE MANNER THE CONDITION UNDER CLAUSE (A) IN CONNECTION WITH A DIVESTITURE, PLANT CLOSURE OR SIMILAR EVENT DETERMINED BY THE COMMITTEE.

       (B) VOLUNTARY CONTRIBUTIONS. THE PROVISIONS OF SECTION 3.3 DO NOT APPLY TO PARTICIPANTS TO WHOM THIS EXHIBIT APPLIES.

13.8. OTHER JOSTENS STOCK PROVISIONS. NONE OF THE PLAN PROVISIONS RELATING TO JOSTENS STOCK APPLY TO PARTICIPANTS TO WHOM THIS EXHIBIT APPLIES.

13.9. DISTRIBUTIONS. (A) THE PROVISIONS OF THIS SECTION A.5 APPLY TO PARTICIPANTS DESCRIBED IN THIS EXHIBIT WHO HAD ACCOUNT BALANCES IN THE JOSTENS LEARNING CORPORATION 401(K) RETIREMENT SAVINGS PLAN (THE "JLC PLAN") ATTRIBUTABLE TO ACCOUNT BALANCES IN THE WICAT SYSTEMS, INC. 401(K) PLAN (THE "WICAT PLAN") THAT WERE TRANSFERRED TO THIS PLAN IN CONNECTION WITH SUCH PARTICIPANTS' COMMENCEMENT OF PARTICIPATION IN THIS PLAN ON JULY 1, 1995 IN ACCORDANCE WITH SECTION A.2 OF THIS EXHIBIT.

       (B) A PARTICIPANT TO WHOM THIS SECTION A.5 APPLIES MAY ELECT, WITH RESPECT TO HIS OR HER "WICAT ACCOUNT BALANCE" IF SUCH BALANCE EXCEEDS $3500 ON THE DATE BENEFITS COMMENCE OR EXCEEDED $3500 ON THE DATE OF ANY PRIOR DISTRIBUTION, TO RECEIVE DISTRIBUTION IN THE FORM OF (1) ANY OPTION DESCRIBED IN
SECTION 8.1, OR (2) A COMMERCIAL IMMEDIATE ANNUITY CONTRACT. A PARTICIPANT'S "WICAT ACCOUNT BALANCE" IS THE PORTION OF THE PARTICIPANT'S ACCOUNTS THAT DOES NOT EXCEED THE BALANCE OF HIS OR HER ACCOUNTS UNDER THE WICAT PLAN AS OF THE DATE OF MERGER OF THE WICAT PLAN WITH THE JLC PLAN, SUBSEQUENTLY ADJUSTED FOR ALLOCATIONS OF INCOME AND EXPENSE EARNED AND INCURRED AFTER SUCH MERGER DATE ATTRIBUTABLE TO SUCH BALANCE.

       (C) IF A PARTICIPANT TO WHOM THIS SECTION A.5 APPLIES ELECTS TO RECEIVE DISTRIBUTION IN THE FORM OF A COMMERCIAL IMMEDIATE ANNUITY CONTRACT, DISTRIBUTION MUST BE MADE IN ACCORDANCE WITH THE FOLLOWING RULES -

       A. UNLESS A PARTICIPANT OTHERWISE ELECTS IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE (3), THE TRUSTEE WILL, WITH THE PARTICIPANT'S WICAT ACCOUNT BALANCE, PURCHASE AND DISTRIBUTE TO THE PARTICIPANT AN ANNUITY CONTRACT THAT PROVIDES FOR PAYMENTS FOR THE LIFE OF THE PARTICIPANT IF THE PARTICIPANT IS NOT MARRIED ON HIS OR HER "ANNUITY STARTING DATE," WITHIN THE MEANING OF CODE SECTION 417(F)(2), OR, IF THE PARTICIPANT IS THEN MARRIED, FOR PAYMENTS FOR THE LIFE OF THE PARTICIPANT, WITH 50 PERCENT OF THE AMOUNT OF SUCH PAYMENTS, CONTINUING AFTER THE PARTICIPANT'S DEATH FOR THE LIFE OF SUCH SPOUSE.

       B. EACH QUALIFIED JOINT AND SURVIVOR ANNUITY CONTRACT PURCHASED FOR A PARTICIPANT WILL PROVIDE FOR PAYMENT OF BENEFITS COMMENCING AS SOON AS ADMINISTRATIVELY PRACTICABLE FOLLOWING THE COMMITTEE'S RECEIPT OF THE PARTICIPANT'S ELECTION TO RECEIVE SUCH CONTRACT. PAYMENT UNDER EACH SUCH CONTRACT WILL CONFORM TO THE REQUIREMENTS OF SECTION 8.1, APPLIED AS IF SUCH CONTRACT CONSTITUTED THE PARTICIPANT'S WICAT ACCOUNT BALANCE. NO SUCH CONTRACT MAY BE SUBJECT TO TRANSFER OR TO EXCHANGE FOR ANOTHER ANNUITY CONTRACT THAT DOES NOT CONFORM TO THE REQUIREMENTS OF THIS SUBSECTION (C).

       NO SUCH CONTRACT MAY BE SUBJECT TO SURRENDER OR ENCUMBRANCE WITHOUT THE CONSENT OF THE PARTICIPANT'S SPOUSE.

       C. A PARTICIPANT WHOSE BENEFIT WOULD OTHERWISE BE PAID IN THE FORM OF AN ANNUITY CONTRACT DESCRIBED IN CLAUSE (1) MAY ELECT TO RECEIVE AN ANNUITY CONTRACT FOR THE LIFE

          OF THE PARTICIPANT (WHICH MAY INCLUDE A PERIOD CERTAIN GUARANTEE NOT EXTENDING BEYOND HIS OR HER LIFE EXPECTANCY), AN ANNUITY CONTRACT FOR THE LIFE OF THE PARTICIPANT AND HIS OR HER BENEFICIARY (WHICH MAY INCLUDE A PERIOD CERTAIN GUARANTEE NOT EXTENDING BEYOND THEIR JOINT AND LAST SURVIVOR LIFE EXPECTANCY) OR DISTRIBUTION IN ANY FORM PERMITTED UNDER SECTION 8.1 IN LIEU OF SUCH CONTRACT. THE PARTICIPANT'S ELECTION MUST BE IN WRITING, IN FORM PRESCRIBED BY THE COMMITTEE; MUST BE MADE WITHIN THE 90-DAY PERIOD ENDING ON THE PARTICIPANT'S ANNUITY STARTING DATE; MAY BE REVOKED AND A NEW ELECTION MADE ANY NUMBER OF TIMES DURING THE ELECTION PERIOD; AND WILL NOT BE EFFECTIVE UNLESS THE PARTICIPANT'S SPOUSE CONSENTS TO SUCH METHOD OF DISTRIBUTION.

       D. IF A PARTICIPANT TO WHOM THIS SUBSECTION (C) APPLIES DIES PRIOR TO HIS OR HER ANNUITY STARTING DATE AND IS MARRIED ON THE DATE OF HIS OR HER DEATH, THE COMMITTEE WILL, WITH THE PARTICIPANT'S WICAT ACCOUNT BALANCE, PURCHASE AND DISTRIBUTE TO THE PARTICIPANT'S SURVIVING SPOUSE A NONTRANSFERABLE ANNUITY CONTRACT THAT PROVIDES PAYMENTS TO THE SURVIVING SPOUSE FOR LIFE, COMMENCING AT SUCH TIME NOT LATER THAN THE DATE ON WHICH THE PARTICIPANT WOULD HAVE ATTAINED AGE 70-1/2 AS SUCH SPOUSE ELECTS; PROVIDED, THAT THIS CLAUSE (4) WILL NOT APPLY IF -

          1. THE PARTICIPANT'S SPOUSE ELECTS, IN A WRITTEN, SIGNED STATEMENT DELIVERED TO THE COMMITTEE PRIOR TO THE PURCHASE OF THE ANNUITY CONTRACT, TO RECEIVE THE BALANCE OF THE PARTICIPANT'S WICAT ACCOUNT IN A LUMP SUM PAYMENT OR INSTALLMENT PAYMENTS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.1(E), OR

          2. THE PARTICIPANT ELECTED, BY A SIGNED WRITTEN STATEMENT DELIVERED TO THE COMMITTEE WITHIN THE PERIOD COMMENCING ON THE FIRST DAY OF THE PLAN YEAR IN WHICH HE OR SHE ATTAINED AGE 35 AND ENDING ON THE DATE OF HIS OR HER DEATH, TO WAIVE THE PROVISIONS OF THIS CLAUSE (4), AND THE PARTICIPANT'S SPOUSE CONSENTED TO SUCH ELECTION; PROVIDED THAT A PARTICIPANT MAY, AT ANY TIME AND ANY NUMBER OF TIMES, BY SIGNED WRITTEN NOTICE DELIVERED TO THE COMMITTEE DURING THE PARTICIPANT'S LIFETIME, REVOKE ANY ELECTION MADE UNDER THIS CLAUSE
             (B), AND MAY MAKE A NEW ELECTION FOLLOWING ANY SUCH REVOCATION.

       E. DISTRIBUTION OF ANY ANNUITY CONTRACT PURSUANT TO THE FOREGOING PROVISIONS OF THIS SUBSECTION (C) SATISFIES IN FULL ANY CLAIMS THAT THE PARTICIPANT OR HIS OR HER SPOUSE MAY HAVE UNDER THE PLAN TO THE PARTICIPANT'S WICAT ACCOUNT BALANCE, AND NEITHER THE COMPANY, THE TRUSTEE NOR THE COMMITTEE IS RESPONSIBLE TO ANY EXTENT WITH RESPECT TO ANY PAYMENTS TO WHICH THE PARTICIPANT OR HIS OR HER SPOUSE MAY BE ENTITLED UNDER SUCH ANNUITY CONTRACT.

       F. THE PROVISIONS OF THIS SUBSECTION (C) APPLY NOTWITHSTANDING AND SUPERSEDE ANY DESIGNATION BY A MARRIED PARTICIPANT OF ANY PRIMARY BENEFICIARY OTHER THAN HIS OR HER SPOUSE WHICH DESIGNATION IS NOT MADE EITHER IN CONJUNCTION WITH AN ELECTION PURSUANT TO CLAUSE (3) OR
          (4)(B) OF THIS SUBSECTION (C), AS THE CASE MAY BE, OR THEREAFTER WITH THE SPOUSE'S CONSENT.

                                   EXHIBIT B

           SPECIAL RULES FOR EMPLOYEES OF JOSTENS PHOTOGRAPHY, INC.
           --------------------------------------------------------

13.10. APPLICATION OF EXHIBIT. THE PROVISIONS OF THIS EXHIBIT APPLY TO ALL EMPLOYEES OF JOSTENS PHOTOGRAPHY, INC.

13.11. ELIGIBILITY REQUIREMENTS. NOTWITHSTANDING SECTION 2.1(A), AN EMPLOYEE OF JOSTENS PHOTOGRAPHY, INC. IS ELIGIBLE TO PARTICIPATE IN THE PLAN AS OF THE FIRST DAY OF THE MONTH THAT NEXT FOLLOWS THE LATER OF

       (a) HIS OR HER ATTAINMENT OF AGE 21, AND

       (b) THE LAST DAY OF THE FIRST "ELIGIBILITY SERVICE COMPUTATION PERIOD" DURING WHICH HE OR SHE FIRST COMPLETED 1000 HOURS OF SERVICE,

IF HE OR SHE IS A QUALIFIED EMPLOYEE ON THE DATE ON WHICH HE OR SHE WOULD OTHERWISE BE ELIGIBLE TO PARTICIPATE.

13.12. ELIGIBILITY SERVICE COMPUTATION PERIOD. FOR PURPOSES OF SECTION B.2 OF THIS EXHIBIT, AN ELIGIBILITY SERVICE COMPUTATION PERIOD WITH RESPECT TO AN EMPLOYEE IS THE 12-MONTH PERIOD BEGINNING ON THE DATE ON WHICH HE OR SHE FIRST COMPLETES AN HOUR OF SERVICE OF THE TYPE SPECIFIED IN SECTION B.4(A)(1) OF THIS EXHIBIT AND ON EACH ANNIVERSARY THEREOF. IF AN EMPLOYEE WHO TERMINATES EMPLOYMENT BEFORE COMPLETING AT LEAST 1000 HOURS OF SERVICE DURING AN ELIGIBILITY SERVICE COMPUTATION PERIOD AGAIN BECOMES AN EMPLOYEE AFTER THE END OF SUCH PERIOD DURING WHICH HE OR SHE TERMINATED EMPLOYMENT, HIS OR HER PREVIOUS SERVICE WILL BE DISREGARDED IN DETERMINING HIS OR HER NEW ELIGIBILITY SERVICE COMPUTATION PERIOD.

13.13. HOUR OF SERVICE.

       A. SUBJECT TO THE REMAINING SUBSECTIONS OF THIS SECTION, FOR PURPOSES OF THIS EXHIBIT, THE TERM "HOUR OF SERVICE," WITH RESPECT TO AN EMPLOYEE, INCLUDES AND IS LIMITED TO -

          1. EACH HOUR FOR WHICH THE EMPLOYEE IS PAID, OR ENTITLED TO PAYMENT, FOR THE PERFORMANCE OF DUTIES FOR AN AFFILIATED ORGANIZATION;

          2. EACH HOUR FOR WHICH THE EMPLOYEE IS PAID, OR ENTITLED TO PAYMENT, BY AN AFFILIATED ORGANIZATION ON ACCOUNT OF A PERIOD OF TIME DURING WHICH NO DUTIES ARE PERFORMED (IRRESPECTIVE OF WHETHER THE EMPLOYMENT RELATIONSHIP HAS TERMINATED) DUE TO VACATION, HOLIDAY, ILLNESS (INCLUDING DISABILITY), LAYOFF, JURY DUTY, MILITARY DUTY OR LEAVE OF ABSENCE;

          3. EACH HOUR FOR WHICH THE EMPLOYEE IS NOT PAID OR ENTITLED TO PAYMENT BUT WHICH IS REQUIRED BY FEDERAL LAW TO BE CREDITED TO THE EMPLOYEE ON ACCOUNT OF HIS OR HER MILITARY SERVICE OR SIMILAR DUTIES; AND

          4. EACH HOUR FOR WHICH BACK PAY, IRRESPECTIVE OF MITIGATION OF DAMAGES, IS EITHER AWARDED OR AGREED TO BY AN AFFILIATED ORGANIZATION; PROVIDED, FIRST, THAT HOURS OF SERVICE TAKEN INTO ACCOUNT UNDER CLAUSE (1) OR (2) WILL NOT ALSO BE TAKEN INTO ACCOUNT UNDER THIS CLAUSE (4); AND SECOND, THAT HOURS OF

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

             SERVICE TAKEN INTO ACCOUNT UNDER THIS CLAUSE (4) THAT RELATE TO PERIODS SPECIFIED IN CLAUSE (2) WILL BE SUBJECT TO THE RULES UNDER SUBSECTION (B).

       B. THE FOLLOWING RULES WILL APPLY FOR PURPOSES OF DETERMINING THE HOURS OF SERVICE COMPLETED BY AN EMPLOYEE UNDER SUBSECTION (A)(2):

          1. NO MORE THAN 501 HOURS WILL BE CREDITED TO THE EMPLOYEE ON ACCOUNT OF ANY SINGLE CONTINUOUS PERIOD DURING WHICH THE EMPLOYEE PERFORMS NO DUTIES (WHETHER OR NOT SUCH PERIOD OCCURS IN A SINGLE COMPUTATION PERIOD).

          2. NO MORE THAN THE NUMBER OF HOURS REGULARLY SCHEDULED FOR THE PERFORMANCE OF DUTIES FOR THE PERIOD DURING WHICH NO DUTIES ARE PERFORMED WILL BE CREDITED TO THE EMPLOYEE FOR SUCH PERIOD.

          3. THE EMPLOYEE WILL NOT BE CREDITED WITH HOURS FOR WHICH PAYMENTS ARE MADE OR DUE UNDER A PLAN MAINTAINED SOLELY FOR THE PURPOSE OF COMPLYING WITH WORKERS' COMPENSATION, UNEMPLOYMENT COMPENSATION OR DISABILITY INSURANCE LAWS, OR FOR WHICH PAYMENTS ARE MADE SOLELY TO REIMBURSE MEDICAL OR MEDICALLY RELATED EXPENSES.

          4. A PAYMENT WILL BE DEEMED TO BE MADE BY OR DUE FROM AN AFFILIATED ORGANIZATION, REGARDLESS OF WHETHER SUCH PAYMENT IS MADE BY OR DUE FROM THE AFFILIATED ORGANIZATION DIRECTLY OR INDIRECTLY THROUGH A TRUST FUND OR INSURER TO WHICH THE AFFILIATED ORGANIZATION CONTRIBUTES OR PAYS PREMIUMS.

          5. IF THE PAYMENT MADE OR DUE IS CALCULATED ON THE BASIS OF UNITS OF TIME, THE NUMBER OF HOURS OF SERVICE TO BE CREDITED WILL BE THE NUMBER OF REGULARLY SCHEDULED WORKING HOURS INCLUDED IN THE UNITS OF TIME ON THE BASIS OF WHICH THE PAYMENT IS CALCULATED; PROVIDED, THAT, IF SUCH A PAYMENT IS MADE TO AN EMPLOYEE DESCRIBED IN SUBSECTION (D)(1), THE NUMBER OF HOURS OF SERVICE TO BE CREDITED WILL BE THE NUMBER OF EQUIVALENT HOURS DETERMINED UNDER SUBSECTION
             (D)(1) THAT ARE INCLUDED IN THE UNITS OF TIME ON THE BASIS OF WHICH THE PAYMENT IS CALCULATED.

          6. IF THE PAYMENT MADE OR DUE IS NOT CALCULATED ON THE BASIS OF UNITS OF TIME, THE NUMBER OF HOURS OF SERVICE TO BE CREDITED WILL BE EQUAL TO THE AMOUNT OF THE PAYMENT, DIVIDED BY THE EMPLOYEE'S MOST RECENT HOURLY RATE OF COMPENSATION BEFORE THE PERIOD DURING WHICH NO DUTIES ARE PERFORMED.

       C. HOURS OF SERVICE WILL BE CREDITED -

          1. IN THE CASE OF HOURS OF SERVICE DESCRIBED IN SUBSECTION (A)(1), TO THE COMPUTATION PERIOD IN WHICH THE DUTIES ARE PERFORMED;

          2. IN THE CASE OF HOURS OF SERVICE DESCRIBED IN SUBSECTION (A)(2), TO THE COMPUTATION PERIOD OR PERIODS IN WHICH THE PERIOD DURING WHICH NO DUTIES ARE PERFORMED OCCURS; PROVIDED, THAT, IF THE PAYMENT IS NOT CALCULATED ON THE BASIS OF UNITS OF TIME, THE HOURS OF SERVICE WILL NOT BE ALLOCATED BETWEEN MORE THAN THE FIRST TWO COMPUTATION PERIODS OF SUCH PERIOD;

          3. IN THE CASE OF HOURS OF SERVICE DESCRIBED IN SUBSECTION (A)(3), TO THE COMPUTATION PERIOD OR PERIODS DETERMINED BY THE ADMINISTRATOR IN ACCORDANCE WITH THE APPLICABLE FEDERAL LAW; AND

          4. IN THE CASE OF HOURS OF SERVICE DESCRIBED IN SUBSECTION (A)(4), TO THE COMPUTATION PERIOD OR PERIODS TO WHICH THE AWARD OR AGREEMENT FOR BACK PAY PERTAINS.

       D. FOR PURPOSES OF DETERMINING THE NUMBER OF HOURS OF SERVICE COMPLETED BY AN EMPLOYEE DURING A PARTICULAR PERIOD OF TIME

          1. AN EMPLOYEE WHO IS NOT SUBJECT TO THE OVERTIME PROVISIONS OF THE FAIR LABOR STANDARDS ACT OF 1938, AS FROM TIME TO TIME AMENDED, WILL BE CREDITED WITH TEN HOURS OF SERVICE FOR EACH DAY DURING WHICH HE OR SHE COMPLETES AT LEAST ONE HOUR OF SERVICE;

          2. EACH OTHER EMPLOYEE WILL BE CREDITED WITH THE NUMBER OF HOURS OF SERVICE THAT HE OR SHE COMPLETES DURING SUCH PERIOD.

       E. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION, AN INDIVIDUAL WILL BE CREDITED WITH THE NUMBER OF HOURS OF SERVICE HE OR SHE COMPLETES, DETERMINED IN THE MANNER SPECIFIED IN SUBSECTIONS (A) THROUGH (E),

          1. WHILE, ALTHOUGH NOT AN EMPLOYEE, HE OR SHE IS CONSIDERED TO BE A "LEASED EMPLOYEE" OF AN AFFILIATED ORGANIZATION OR OF A "RELATED PERSON" (WITHIN THE MEANING OF CODE SECTIONS 414(N)(2) AND 144(A)(3)), RESPECTIVELY, AND

          2. WITH ANY OTHER ORGANIZATION TO THE EXTENT SUCH HOURS OF SERVICE ARE REQUIRED TO BE TAKEN INTO ACCOUNT PURSUANT TO TREASURY REGULATIONS UNDER CODE SECTION 414(o).

                                       3